Exhibit 10.1

Execution

AMENDED AND RESTATED

LOAN AGREEMENT

By and Between

LOUISIANA LOCAL GOVERNMENT ENVIRONMENTAL

FACILITIES AND COMMUNITY DEVELOPMENT AUTHORITY

and

WESTLAKE CHEMICAL CORPORATION

Relating to

$100,000,000

LOUISIANA LOCAL GOVERNMENT ENVIRONMENTAL FACILITIES

AND COMMUNITY DEVELOPMENT AUTHORITY

REVENUE BONDS

(WESTLAKE CHEMICAL CORPORATION PROJECTS)

SERIES 2009A

i

ii

SECTION 11.8	Governing Law	33
SECTION 11.9	Severability	33
SECTION 11.10	Captions	33
SECTION 11.11	Consents and Approvals	33
SECTION 11.12	Obligations	34
SECTION 11.13	Third Party Beneficiaries	34
SECTION 11.14	Exculpatory Provision	34
SECTION 11.15	Accounts and Audits	34

Annex A – Components of the Projects

Annex B – Form of Continuing Disclosure Agreement

iii

AMENDED AND RESTATED LOAN AGREEMENT

This AMENDED AND RESTATED LOAN AGREEMENT dated as of July 2, 2010 (together with any amendments and supplements hereto as permitted hereunder, this “Agreement”), is made by and between the Louisiana Local Government Environmental Facilities and Community Development Authority (the “Authority”), a political subdivision of the State of Louisiana created pursuant to the authority of Chapter 10-D of Title 33 of the Louisiana Revised Statutes of 1950, as amended (La. R.S. 33:4548.1 through 4548.16), (and all future acts supplemental thereto and amendatory thereof, the “Act”), and Westlake Chemical Corporation, a Delaware corporation (the “Borrower”).

W I T N E S S E T H:

WHEREAS, the Authority was duly created under and pursuant to the provisions of the Act as a political subdivision of the State of Louisiana; and

WHEREAS, the Authority is a political subdivision of the State and, in accordance with the provisions of the Gulf Opportunity Zone Act of 2005 (Public Law 109-135) and any rules and regulations promulgated thereunder (the “GO Zone Act”), is qualified to issue the Bonds (as such term is defined below); and

WHEREAS, the Authority is authorized by the Act, among other things, to assist in financing acquisitions for the furtherance of economic development or other public functions or purposes of any political subdivision, including but not limited to economic development, industrial and manufacturing facilities located in the State of Louisiana (the “State”); and

WHEREAS, pursuant to the Act, and in order to encourage the construction of such facilities, which the Authority believes to be in the public interest and for the benefit of the wealth, health and safety of the citizens of the State, the Authority is authorized to issue its revenue bonds and loan the proceeds of the revenue bonds to the Borrower; and

WHEREAS, pursuant to the Act and the GO Zone Act, the Authority is authorized to, and believes it to be in the best interest of the Authority and the State, to issue its revenue bonds and loan the funds derived from the sale thereof to the Borrower for the purpose of providing funds to allow the Borrower to finance: (1) (a) the costs of designing, constructing and equipping a new expansion to the Borrower’s manufacturing facilities in the Parish of Ascension, State of Louisiana (the “Geismar Facilities”), consisting of a chlor alkali facility and including all equipment, furnishings, fixtures and facilities incidental or necessary in connection therewith that are allowed to be financed under the GO Zone Act, and/or (b) the costs of expanding, renovating, equipping and improving the Geismar Facilities, including all equipment, furnishings, fixtures and facilities incidental or necessary in connection therewith that are allowed to be financed under the GO Zone Act (collectively, the “Ascension Projects”); (2) the costs of expanding, equipping and improving the Borrower’s manufacturing facilities located in the Parish of Calcasieu, State of Louisiana (the “Lake Charles Facilities” and, together with the Geismar Facilities, the “Facilities”), including all equipment, furnishings, fixtures and facilities incidental or necessary in connection therewith that are allowed to be financed under the GO Zone Act (the “Calcasieu Projects” and, together with the Ascension Projects, the “Projects”); (3) the costs of funding the reserve fund for the Bonds, if necessary; and (4) the costs of issuance of the Bonds; and

WHEREAS, subject to any change in such percentages by resolution of the Louisiana State Bond Commission, 75% of the net proceeds of the Bonds will be used to finance the costs of expanding, equipping and improving the Calcasieu Projects and 25% of the net proceeds of the Bonds will be used to finance the costs of designing, constructing, expanding, renovating, equipping and improving the Ascension Projects; and

WHEREAS, on August 13, 2009, the Authority issued its $100,000,000 Louisiana Local Government Environmental Facilities and Community Development Authority Revenue Bonds (Westlake Chemical Corporation Projects), Series 2009A (the “Bonds”), pursuant to the provisions of the Act, the GO Zone Act and the Indenture of Trust dated as of August 1, 2009 (the “Original Indenture”), by and between the Authority and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”); and

WHEREAS, the Authority issued the Bonds as draw-down bonds under Sections 149(e) and 150 of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation § 1.149(e)-1(e)(2)(ii) and Treasury Regulation § 1.150-1(c)(4); and

WHEREAS, the initial drawing under the Bonds was in an aggregate principal amount of $5,000,000, were designated as the Series 2009A-1 Bonds, and prior to July 1, 2010 (the “Conversion Date”) boar interest at the Weekly Rate; and

WHEREAS, the Authority and the Borrower entered into that certain Loan Agreement dated as of August 1, 2009 relating to the Bonds (the “Original Loan Agreement”), wherein the proceeds of the Bonds were loaned by the Authority to the Borrower for purposes of constructing the Projects; and

WHEREAS, the Original Indenture authorized the Authority to issue up to $100,000,000 of its revenue bonds and loan the funds derived from the sale thereof to the Borrower; and

WHEREAS, pursuant to the Original Loan Agreement, a direct pay irrevocable letter of credit (the “Initial Credit Facility”) delivered by Bank of America, N.A. was issued to the Trustee to further secure the payment of the principal and purchase price of and interest on the Initial Bonds; and

WHEREAS, pursuant to the Original Indenture, the Authority has requested the draw-down of the remaining $95,000,000 of Bonds and the conversion of all Bonds, including the Initial Bonds, to a Term Rate to the Maturity Date; and

WHEREAS, in connection with the conversion of the Interest Rate on the Initial Bonds from a Weekly Rate to a Term Rate, all of the Initial Bonds have been mandatorily tendered and purchased pursuant to Section 4.2 of the Original Indenture; and

WHEREAS, the Initial Credit Facility has been terminated and all of the Initial Bonds (representing 100% of the Outstanding Bonds) are Company Bonds; and

WHEREAS, pursuant to Section 11.1 of the Original Indenture and in connection with the execution of this Agreement, the Drawing of an additional $95,000,000 of Bonds and the reoffering of the Bonds, the Authority and the Trustee, with the consent of the Borrower, as the sole holder of Outstanding Bonds, have entered into that certain Amended and Restated Indenture dated as of July 2, 2010 relating to the Bonds (the “Indenture”); and

WHEREAS, in connection with the execution of the Indenture, the Drawing of an additional $95,000,000 of Bonds and the reoffering of the Bonds, the Authority and the Borrower are executing this Agreement pursuant to Section 9.1 of the Original Loan Agreement and Section 12.2 of the Original Indenture and intend that this Agreement shall amend and restate the Original Loan Agreement in its entirety and that this Agreement shall supersede the Original Loan Agreement as heretofore in effect for all purposes; and

WHEREAS, the Borrower and the Authority are empowered to consummate the transactions contemplated hereunder and to do all acts and exercise all powers and assume all obligations necessary, or incident thereto; and

WHEREAS, in consideration of the issuance of the Bonds by the Authority, the Borrower will agree to make payments pursuant to this Agreement in an amount sufficient to pay the principal of, premium, if any, and interest on and purchase price of the Bonds (as hereinafter defined) and to pay such other amounts as are required by this Agreement; and

WHEREAS, the Authority has adopted a resolution authorizing the sale and the issuance of the Bonds, the execution and delivery of instruments pertaining to the issuance thereof and other actions to be taken by the Executive Committee of the Authority in connection with the authorization, issuance, sale and delivery of the Bonds and the application of the proceeds thereof; and

WHEREAS, all acts, conditions and things required by the laws of the State to happen, exist and be performed precedent to and in the execution and delivery of this Agreement have happened, exist and have been performed as so required in order to make this Agreement a valid and binding agreement in accordance with its terms; and

WHEREAS, each of the parties hereto represents that it is fully authorized to enter into and perform and fulfill the obligations imposed upon it under this Agreement and the parties are now prepared to execute and deliver this Agreement; and

WHEREAS, in consideration of the respective representations and agreements contained herein, the parties hereto, recognizing that under the Act this Agreement shall not in any way obligate the State or any political subdivision thereof, including, without limitation, the Authority, to raise any money by taxation or use other public moneys for any purpose in relation to the Bonds and that neither the State nor the Authority, shall pay or promise to pay any debt or meet any financial obligation to any person at any time in relation to the Bonds except from moneys received or to be received under the provisions of this Agreement and the Indenture or derived from the exercise of the rights of the Authority thereunder, agree as follows:

NOW, THEREFORE, THIS LOAN AGREEMENT WITNESSETH (provided that any obligation of the Authority created by or arising out of this Agreement will not constitute a debt or a general obligation or a pledge of the faith and credit of the Authority, the State or any political subdivision thereof, and the Bondholders (as hereinafter defined) will have no right to compel the exercise of the taxing powers of the State or any political subdivision thereof for the payment of principal of or any interest on the Bonds):

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.1 Definitions. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Indenture. In addition to words and terms elsewhere defined in this Agreement, the following words and terms as used in this Agreement shall have the following meanings, unless some other meaning is plainly intended:

“Act” has the meaning set forth in the Preamble hereto.

“Agreement” has the meaning set forth in the Preamble hereto.

“Ascension Projects” has the meaning set forth in the Recitals hereto.

“Asset Sale Payment” has the meaning set forth in Section 4.2(f) hereof.

“Authority” has the meaning set forth in the Preamble hereto.

“Authority Indemnitees” has the meaning set forth in Section 6.3(a) hereof.

“Authorized Borrower Representative” means either (i) the President and Chief Executive Officer of the Borrower, (ii) the Senior Vice President, Chief Financial Officer and Treasurer of the Borrower or (iii) any person subsequently designated to act under this Agreement and the Indenture on behalf of the Borrower by a written certificate furnished to the Trustee containing the specimen signature of such person(s) and signed on behalf of the Borrower by either (i) the President and Chief Executive Officer of the Borrower or (ii) the Senior Vice President, Chief Financial Officer and Treasurer of the Borrower.

“Bond Counsel” means Breazeale, Sachse & Wilson, L.L.P. and its successors, or such other nationally recognized bond counsel as may be selected by the Authority and acceptable to the Borrower.

“Bondholder” or “owner”, when used with reference to a Bond or Bonds, means the registered owner of any Outstanding Bond or Bonds.

“Bond” or “Bonds” means the Louisiana Local Government Environmental Facilities and Community Development Authority Revenue Bonds (Westlake Chemical Corporation Project), Series 2009A, in the aggregate principal amount of $100,000,000, including such Bonds issued in exchange for other such Bonds pursuant to the Indenture, or in replacement for mutilated, destroyed, lost or stolen Bonds pursuant to the Indenture.

“Borrower” has the meaning set forth in the Preamble hereto.

“Business Day” means any day other than (i) a Saturday, (ii) a Sunday, (iii) any other day on which banking institutions in New York, New York or Baton Rouge, Louisiana are authorized or required not to be open for the transaction of regular banking business, and (iv) any other day on which the New York Stock Exchange is closed.

“Calcasieu Project” has the meaning set forth in the Recitals hereto.

“Change of Control Payment” has the meaning set forth in Section 4.2(e) hereof.

“Code” means the Internal Revenue Code of 1986, as amended, together with any regulations promulgated thereunder or applicable thereto, and shall include the applicable provisions of the GO Zone Act.

“Company Bonds (Series 2009A-1)” means $5,000,000 in aggregate principal amount of the Bonds which were originally designated as the Series 2009A-1 Bonds and which were not remarketed by the Remarketing Agents in accordance with directions of the Borrower as authorized pursuant to the provisions of Section 4.3 of the Original Indenture.

“Completion Date” means the date of completion of construction of the Projects, as set forth in Section 3.9 hereof.

“Construction Fund” means the fund of that name created under the Indenture.

“Construction Period” means the period between the beginning of construction of the Projects or the date on which the Bonds are first delivered to the purchaser thereof, whichever is earlier, and the Completion Date.

“Continuing Disclosure Agreement” means the agreement substantially in the form of Annex B attached hereto.

“Conversion Date” means July 1, 2010, the date the Bonds are being converted to the Term Rate Period.

“Cost of the Projects” means those costs incurred by the Borrower in connection with the Projects, as defined in the Indenture.

“Environmental Regulation” means any federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating to dangerous, toxic or hazardous pollutants, contaminants, chemical waste, materials or substances.

“Event of Default” and “Default” have the meanings set forth in Article X hereof.

“Facilities” has the meaning set forth in the Recitals hereto.

“Final Drawing Date” means July 2, 2010.

“Geismar Facilities” has the meaning set forth in the Recitals hereto.

“GO Zone Act” has the meaning set forth in the Recitals hereto.

“Hazardous Substance” means dangerous, toxic or hazardous pollutants, contaminants, chemicals, waste, materials or substances as defined in Environmental Regulations, and also any urea formaldehyde, polychlorinated biphenyls, asbestos, asbestos-containing materials, nuclear fuel or waste, radioactive materials, explosives, carcinogens and petroleum products, or any other waste, material, substance, pollutant or contaminant which would subject the owner or mortgagee or any holder to any damages, penalties or liabilities under any applicable Environmental Regulation.

“Indemnified Party” has the meaning set forth in Section 11.14 hereof.

“Indenture” means the Amended and Restated Indenture of Trust, dated as of July 2, 2010, between the Authority and the Trustee providing for the issuance of the Bonds, as it may be further amended or supplemented from time to time by supplemental indentures in accordance with the provisions thereof.

“Initial Credit Facility” has the meaning set forth in the Recitals hereto.

“Interest Payment Date” or “interest payment date”, when used with respect to the Bonds, means each February 1 and August 1, commencing August 1, 2010; provided however, with respect to the Company Bonds (Series 2009A-1) held on the Final Drawing Date only, Interest Payment Date shall mean July 2, 2010.

“Investment Grade” means a rating of (i) Baa3 or better by Moody’s or BBB- or better by S&P (or, if either such entity ceases to rate the unsecured senior debt securities of the Borrower for reasons outside of the control of the Borrower, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Borrower as a replacement agency) and (ii) the equivalent investment grade credit rating from another “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (including, for the avoidance of doubt, S&P if the agency referred to in clause (i) is Moody’s, or vice versa).

“Lake Charles Facilities” has the meaning set forth in the Recitals hereto.

“Loan” means the aggregate amount of the moneys loaned to the Borrower pursuant to this Agreement.

“Losses” has the meaning set forth in Section 6.3(b) hereof.

“Maturity Date” means the stated maturity or such earlier date as the Bonds shall be redeemed.

“Net Proceeds” means amounts received upon the issuance and sale of the Bonds, together with any investment earnings thereon, prior to the expenditure thereof pursuant to Article III of this Agreement.

“Notes” has the meaning set forth in Section 4.6(a) hereof.

“Notes Trustee” has the meaning set forth in Section 4.6(a) hereof.

“Original Indenture” has the meaning set forth in the Recitals hereto.

“Original Loan Agreement” has the meaning set forth in the Recitals hereto.

“Outstanding” or “Outstanding Bonds”, when used with reference to Bonds, means all Bonds which have been authenticated and delivered by the Trustee under the Indenture, except:

(a) Bonds canceled after purchase or because of payment at redemption or at maturity;

(b) Bonds or portions thereof deemed to be paid, as provided in Article VIII of the Indenture;

(c) Bonds in lieu of which other Bonds have been authenticated under Sections 2.7, 2.8, 3.2, 4.1 and 4.2 of the Indenture; and

(d) Unsurrendered Bonds.

If the Indenture shall have been discharged pursuant to the provisions of Article VIII thereof, no Bonds shall be deemed to be Outstanding within the meaning of this provision.

“Payments” means the amounts to be paid by the Borrower as provided in Article IV of this Agreement for the purpose of repaying the loan made by the Authority under this Agreement from the proceeds of the Bonds.

“Person”, “person” or words importing persons mean and include firms, associations, partnerships (including without limitation, general and limited partnerships), joint ventures, estates, trusts, corporations, limited liability companies, public or governmental bodies or other legal entities and natural persons.

“Project Documents” means collectively this Agreement, and any asset purchase agreements (and amendments thereto), construction contracts (and amendments thereto), other contract documents and agreements (and amendments thereto), and surety bonds and instruments pertaining to any component of the Projects.

“Projects” has the meaning set forth in the Recitals hereto.

“Qualified Project Costs” means the Cost of the Projects that were paid or incurred after August 29, 2005 and that are incurred for those components of the Projects that constitute “nonresidential real property, including fixed improvements associated with such property” located in the Gulf Opportunity Zone within the meaning of the GO Zone Act.

“Redemption Date” has the meaning set forth in Section 7.5 of this Agreement.

“Senior Notes Indenture” means that certain Indenture among the Borrower, the Potential Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee, dated as of January 1, 2006, as supplemented by the Third Supplemental Indenture, by and among the Borrower, the Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee, dated as of July 2, 2010.

“State” has the meaning set forth in the Recitals hereto.

“Tax Certificate” means the Tax Certificate of the Borrower dated the date of issuance of the Bonds, as supplemented to the date hereof.

“Trustee” means the state banking corporation or national banking association with corporate trust powers qualified to act as Trustee under the Indenture which may be designated (originally or as a successor) as Trustee for the owners of the Bonds issued and secured under the terms of the Indenture, initially The Bank of New York Mellon Trust Company, N.A. “Corporate Trust Office” of the Trustee means its designated corporate trust office, initially 601 Travis Street, 16th Floor, Houston, TX 77002 and thereafter the office designated as such in writing to the Bondholders, the Authority and the Borrower.

“Trustee Indemnitees” has the meaning set forth in Section 6.3(b) hereof.

SECTION 1.2 Rules of Construction.

(a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders.

(b) Unless the context shall otherwise indicate, the word “person” shall include the plural as well as the singular number, and “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

(c) Provisions calling for the redemption of Bonds or the calling of Bonds for redemption do not mean or include the payment of Bonds at their stated maturity or maturities.

(d) All references in this Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement. The words “herein”, “hereof, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

REPRESENTATIONS

SECTION 2.1 Representations of the Authority. The Authority represents and warrants as follows:

(a) The Authority is a political subdivision of the State existing under the Constitution and laws of the State;

(b) The Authority has complied and continues to comply and will comply in all respects with all applicable provisions of the laws of the State relating to its organization and existence;

(c) The Authority has duly accomplished all conditions and has taken all steps necessary to be accomplished or taken by it prior to issuance and delivery of the Bonds and the execution and delivery of this Agreement and the Indenture;

(d) The Authority is not in violation of or conflict with any provisions of the laws of the State which would impair its ability to undertake the transactions contemplated by this Agreement and the Indenture or carry out its obligations under this Agreement and the Indenture;

(e) The Authority is empowered to enter into the transactions contemplated by this Agreement and the Indenture, and the execution and performance of this Agreement by the Authority will not violate or conflict with any document or instrument by which the Authority or its properties are bound;

(f) The Authority has duly authorized the execution, delivery and performance of this Agreement and the Indenture and such authorization has not been repealed or modified; and

(g) The Authority will do all things in its power in order to maintain its existence or assure the assumption of its obligations under this Agreement and the Indenture by any successor public body.

SECTION 2.2 Representations of the Borrower. The Borrower makes the following representations and warranties:

(a) The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware;

(b) The Borrower has full power and authority to execute and deliver this Agreement and to enter into and carry out the transactions contemplated on its part herein and therein. Such execution, delivery and performance are not in contravention of applicable local, state or federal law or the Borrower’s certificate of incorporation, or any indenture, agreement or undertaking which is material to the Borrower to which the Borrower is a party or by which it is bound (provided that the foregoing does not apply to any action required under state securities or Blue Sky laws in connection with the original sale by the Authority and purchase and distribution of the Bonds). This Agreement has, by proper action, been duly authorized, executed and delivered by the Borrower and all steps necessary have been taken by the Borrower to constitute this Agreement valid and binding obligations of the Borrower, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether enforcement thereof is sought in a proceeding at law or in equity);

(c) Each component of the Projects constitutes “nonresidential real property” within the meaning of the GO Zone Act, including fixed improvements associated with such property, and is or, when acquired, will be located within the geographical limits of the State of Louisiana and within the area comprising the “Gulf Opportunity Zone” pursuant to the GO Zone Act;

(d) The Projects constitute an “Authorized Project” under La. R.S. 33:4548.3.B, and the Borrower presently intends to operate the Projects as an “Authorized Project” under La. R.S. 33:4548.3.B for so long as the Bonds remain Outstanding in accordance with Section 6.1;

(e) The Borrower presently does not intend to sell or dispose of the Projects or any portion thereof;

(f) No Cost of the Projects to be paid or incurred by or on behalf of the Borrower out of the Construction Fund were paid or incurred prior to August 29, 2005;

(g) The Projects are substantially the same in all material respects to that described in the notice of public hearing published on May 28, 2009;

(h) The Projects will be acquired, constructed and installed and will be operated by the Borrower in such manner as to conform with all applicable zoning, planning, building, environmental and other regulations of the governmental authorities having jurisdiction over the Projects;

(i) The Borrower will cause all of the proceeds of the Bonds to be applied solely to the payment of (x) Cost of the Projects, (y) the costs of funding the reserve fund for the Bonds, if any and (z) the costs of issuance and reoffering of the Bonds;

(j) Subject to Section 6.1 and any change in such percentages by resolution of the Louisiana State Bond Commission, the Borrower will cause 75% of the net proceeds of the Bonds to be used to finance the costs of expanding, equipping and improving the Calcasieu Projects, and 25% of the net proceeds of the Bonds to be used to finance the costs of designing, constructing, expanding, renovating, equipping and improving the Ascension Projects; provided, however, the Borrower may request the Authority to file an application with the Louisiana State Bond Commission requesting a change in the allocation of the use of the net proceeds of the Bonds, and upon the adoption of a revised Application for Approval by the Louisiana State Bond Commission, the Borrower will thereafter use the net proceeds of the Bonds with respect to the Calcasieu Projects and the Ascension Projects as set forth in such revised Application for Approval of the Louisiana State Bond Commission;

(k) The Borrower has taken no action, and has not omitted to take any action, which action or omission to take action would in any way affect or impair the excludability of interest on the Bonds from gross income of the Holders thereof for federal income tax purposes;

(l) All of the representations and warranties of the Borrower contained in the Tax Certificate are hereby reaffirmed and incorporated herein by reference;

(m) The Borrower presently in good faith estimates the Cost of the Projects to equal or exceed the original principal amount of the Bonds; and

(n) All certificates, approvals, permits and authorizations of applicable local governmental agencies, the State and the federal government with respect to the construction of the Projects have been obtained, or if not yet obtained, are expected to be obtained in due course.

ARTICLE III

TERM, NATURE AND BENEFITS OF AGREEMENT;

PERFORMANCE OF THE PROJECTS

SECTION 3.1 Term. The term of this Agreement commenced on August 13, 2009, and shall terminate (unless discharged upon prepayment of all sums due hereunder by the Borrower prior thereto as hereinafter provided) on the date on which the Bonds and all other sums due hereunder shall have been paid or provision for their payment shall have been made in accordance herewith. Notwithstanding the foregoing, the indemnification provisions of this Agreement shall survive the termination thereof and the defeasance of the Bonds under the Indenture.

SECTION 3.2 Agreement to Undertake and Complete the Project. Subject to Section 6.1, the Borrower covenants and agrees to undertake and complete the Projects. Upon written request of the Authority or the Trustee, the Borrower agrees to make available to the Authority and the Trustee (for review and copying) all the then current plans and specifications for the Projects.

Subject to Section 6.1, the Borrower agrees to cause the Projects to be completed as soon as may be practicable and to cause all proceeds of the Bonds, including investment earnings, to be expended no later than three years from the Issue Date. For Cost of the Projects incurred prior to receipt by the Authority of the proceeds of the Bonds, the Borrower agrees to advance all funds necessary for such purpose. Such advances may be reimbursed from the Construction Fund to the extent permitted by Section 3.6.

Subject to Section 6.1, the Borrower shall obtain or cause to be obtained all necessary permits and approvals for the acquisition, operation and maintenance of the Projects.

SECTION 3.3 Nature and Benefits. This Agreement has been executed and delivered in part to induce concurrently herewith the purchase by others of the Bonds, and, accordingly, all covenants and agreements on the part of the Borrower and the Authority, as set forth therein and herein, are hereby declared to be for the benefit of the Trustee for the owners from time to time of the Bonds. The Borrower consents and agrees to the assignment by the Authority to the Trustee under the Indenture of all of the Authority’s right, title and interest (except for certain rights relating to receipt of notices, exculpation, indemnification and payment of expenses) in, to and under this Agreement and agrees that the provisions hereof may be enforced by the Trustee under the provisions of the Indenture. The Borrower agrees to do all things within its power in order to comply with, and to enable the Authority to comply with, all requirements and to fulfill, and to enable the Authority to fulfill, all covenants of the Indenture and the Bonds.

This Agreement is a debt obligation of the Borrower not subject to cancellation due to inability to appropriate funds to make Payments and shall remain in full force and effect until the Bonds and the interest thereon and all amounts due and owing hereunder and under the Indenture have been fully paid or otherwise provided for or discharged.

SECTION 3.4 Performance of the Projects. The Projects shall consist of the components of the Projects set forth on Annex A to this Agreement; provided, however, that additional components of the Projects may be added or the components of the Projects may be revised in accordance with Section 12.1(iv) of the Indenture.

In the event that Annex A hereto is to be amended or supplemented in accordance with the provisions of Section 12.1 of the Indenture, the Authority will enter into, and will instruct the Trustee to consent to, an amendment of or supplement to Annex A hereto upon receipt of:

(i) a certificate of an Authorized Borrower Representative describing in detail the proposed changes;

(ii) a copy of the proposed form of amendment or supplement to Annex A hereto and such other documents, certificates and showings as may be required by counsel rendering the opinion in clause (iii) of this paragraph; and

(iii) an opinion of Bond Counsel to the effect that such amendment complies with the requirements of this Section 3.4 and Section 12.1 of the Indenture, is in proper form for execution and delivery by the Authority and is authorized or permitted by this Agreement and will not affect the exclusion of the interest on the Bonds from the gross income of the owners thereof for federal income tax purposes.

The Borrower, to the extent that it uses funds held in the funds and accounts created under the Indenture to fund such components, shall perform the components of the Projects with reasonable dispatch in accordance with the relevant Project Documents and shall take reasonable action necessary to enforce the provisions of such Project Documents.

SECTION 3.5 Revision of Project Documents. The Borrower may revise the Project Documents and the description of the Projects from time to time without the consent of the Authority, the Trustee or the holders of the Bonds, but only upon receipt of the opinion of Bond Counsel that such revision shall not impair the exclusion from gross income of interest on the Bonds for Federal income tax purposes.

SECTION 3.6 Disbursements from the Construction Fund. The Authority hereby authorizes and directs the Trustee, upon the Borrower’s compliance with the requirements of Section 6.7 of the Indenture, to disburse the moneys in the Construction Fund to or on behalf of the Borrower for the following purposes (but, subject to the provisions of Section 3.9 hereof, for no other purpose):

(a) Payment to the Borrower of such amounts, if any, as shall be necessary to reimburse the Borrower in full for all advances and payments made by it at any time prior to or after the delivery of the Bonds for expenditures in connection with the preparation of the plans and specifications (including any preliminary study or planning of the Projects or any aspect thereof) and the construction and acquisition of the Projects.

(b) Payment of the initial or acceptance fee of the Trustee, legal, financial and accounting fees and expenses, the Authority’s fees and expenses, Rating Agency fees, printing and engraving costs incurred in connection with the authorization, issuance and sale of the Bonds, the execution and filing of the Indenture and the preparation and recording or filing of all other documents in connection therewith, and payment of all fees, costs and expenses for the preparation of this Agreement, the Indenture and all other documents in connection with the authorization, issuance and sale of the Bonds.

(c) Payment for labor, services, materials and supplies used or furnished in the construction and acquisition of the Projects, and payment of amounts due under contracts for the acquisition, construction and installation of the Projects, all as provided in the plans, specifications and work orders therefor.

(d) Payment of the fees, if any, for architectural, engineering, legal, underwriting and supervisory services with respect to the Projects.

(e) To the extent not paid by a contractor for construction or installation with respect to any part of the Projects, payment of the premiums on all insurance required to be taken out and maintained during the Construction Period.

(f) Payment of the taxes, assessments and other charges, if any, that may become payable during the Construction Period with respect to the Projects, or reimbursement thereof if paid by the Borrower.

(g) Payment of expenses incurred in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the Projects.

(h) Interest on the Bonds and payment of certain fees due and payable during the Construction Period (but in no event after three (3) years from the Issue Date).

(i) Payment of any other costs which constitute part of the Cost of the Projects in accordance with generally accepted accounting principles and which are permitted by the Act and will not affect the exclusion from gross income for federal income tax purposes of interest on any of the Bonds.

All moneys remaining in the Construction Fund after the Completion Date and after payment or provision for payment of all other items provided for in the preceding subsections (a) to (i), inclusive, of this Section, shall at the written direction of the Borrower be used in accordance with Section 3.9 hereof.

SECTION 3.7 Completion of Payment of Cost of the Projects. At such time as the Borrower has notice that the funds on deposit in the Construction Fund, together with the investment earnings thereon, are insufficient to pay for all of the components of the Projects, the Borrower (i) shall deliver to the Trustee and the Authority written estimates by an Authorized Borrower Representative of the additional funds required to pay the costs of completing such remaining components of the Projects, or (ii) shall advise the Trustee and the Authority that it will not complete such components of the Projects, but only in the event the failure to complete such components of the Projects will not materially adversely impact the operations of the Borrower at the applicable Facilities.

SECTION 3.8 Additional Cost of the Projects. If after exhaustion of the money in the Construction Fund the Borrower should pay any portion of the Cost of the Projects, it shall not be entitled to any reimbursement therefor from the Authority or from the Trustee, and shall not be entitled to any abatement, diminution or postponement of payments required to be made by it under this Agreement.

SECTION 3.9 Establishment of Completion Date. The date upon which the money in the Construction Fund has been substantially exhausted, or the date upon which the Projects are substantially complete, shall be evidenced to the Authority and the Trustee by a certificate signed by an Authorized Borrower Representative. Subject to Section 3.7, the certificate shall set forth the total Cost of the Projects and state that, except for amounts not then due and payable, or the liability for the payment of which is being contested or disputed in good faith by the Borrower, (a) the acquisition, construction and equipping of the components of the Projects have been completed and the Cost of the Projects have been paid, and (b) all other facilities necessary in connection with the Projects have been acquired, constructed and installed and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties that exist at the date of such certificate or which may subsequently come into being.

Moneys (including investment proceeds) remaining in the Construction Fund on the date of such certificate may be used, at the direction of an Authorized Borrower Representative, to the extent indicated, for the payment, in accordance with the provisions of this Agreement, of any Cost of the Projects not then paid as specified in the above-mentioned certificate. Any moneys (including investment proceeds) remaining in the Construction Fund on the date of the aforesaid certificate and not so set aside for the payment of such Cost of the Projects shall be transferred into the Bond Fund or disbursed in accordance with Section 1.142-2 of the Regulations or any successor thereto. The Borrower acknowledges that these provisions generally require that a portion of the Bonds be redeemed, or defeased to the first call date (with appropriate notice to the Internal Revenue Service), within 90 days of the earlier of (i) the date on which the Borrower determines that the Projects will not be completed or (ii) the date on which the last of the Projects is placed in service.

SECTION 3.10 No Warranty of Condition or Suitability. The Borrower acknowledges its full familiarity with the Projects and that the Authority has no responsibility for the construction or completion of the Projects. The Authority makes no representation or warranty, either express or implied, and offers no assurance that the proceeds of the Bonds will be sufficient to pay in full the Cost of the Projects in accordance with the Project Documents.

ARTICLE IV

AGREEMENT TO ISSUE BONDS; USE OF BOND PROCEEDS

SECTION 4.1 Agreement to Issue Bonds; Bond Proceeds.

(a) To provide funds for the Projects, the Authority agrees that it will sell, issue and deliver the Bonds in the aggregate principal amount of $100,000,000 and make the proceeds of sale of the Bonds available to the Borrower pursuant to this Agreement for the acquisition, construction and installation of the Projects and paying the costs of issuance of the Bonds. The aggregate principal amount of the Bonds issued under the Indenture shall not exceed $100,000,000. The proceeds of the Bonds, and any and all earnings thereon, shall be applied, invested, reinvested and disbursed in the manner provided in the Indenture.

(b) The Authority agrees, upon the terms and conditions contained in this Agreement and the Indenture, to lend to the Borrower the proceeds derived by the Authority from the sale of the Bonds. The loan shall be made by depositing the proceeds from the sale of the Initial Bonds and the subsequent Drawing of $95,000,000 of Bonds on the Final Drawing Date into the Construction Fund in accordance with Section 6.7 of the Indenture.

(c) Subject to any change in such percentages by resolution of the Louisiana State Bond Commission, the Borrower agrees that 25% of the net proceeds of the Bonds are to be or will be used on Cost of the Projects in Ascension Parish and 75% of the net proceeds of the Bonds are to be or will be used on Cost of the Projects in Calcasieu Parish.

SECTION 4.2 Other Amounts Payable.

(a) On or before each date provided in or pursuant to the Indenture for the payment of principal of, premium, if any, and/or interest on the Bonds, including Company Bonds, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Borrower covenants and agrees to pay to the Trustee in federal or other immediately available funds at the Corporate Trust Office of the Trustee for deposit in the Bond Fund, a sum equal to the amount payable on such date as principal (whether at maturity, or upon redemption or acceleration), premium, if any, and interest upon the Bonds, including Company Bonds, as provided in the Indenture; provided, however, that the obligation of the Borrower to make any such payment shall be reduced by the amount of moneys on deposit in the Bond Fund on any such date and available to pay the principal of and premium, if any, and interest on the Bonds on such date (excluding moneys on deposit in the Bond Fund for the payment of past due principal of or premium, if any, or interest on Bonds in cases where Bonds have not been presented for payment or interest checks have not been cashed); provided further, that in any event the payments under this Section 4.2(a) shall at all times be sufficient to pay the principal of and premium, if any, and interest on the Bonds, and if on any date on which the payment of the principal of, or premium, if any, or interest on, Bonds is due, the Trustee shall not have sufficient moneys on deposit in the Bond Fund and available therefor to make each such payment in full, the Borrower shall immediately pay to the Trustee in immediately available funds an amount equal to such deficiency. Each payment made pursuant to this Section 4.2(a) shall be made during normal banking hours. In the event the Borrower should fail to make any of the payments required in this Section 4.2(a), the item or installment so in default shall continue as an obligation of the Borrower until the amount in default shall have been fully paid, and the Borrower agrees to pay the same with interest thereon to the extent permitted by law at the rate of interest then borne by the Bonds from the due date thereof until paid.

(b) The Borrower agrees to pay the Trustee (1) the reasonable costs and expenses of the Trustee, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Trustee in entering into and executing the Indenture and (2) (i) an amount equal to the reasonable annual fee of the Trustee for the ordinary services of the Trustee, as trustee, rendered and its reasonable ordinary expenses incurred under the Indenture, as and when the same become due, (ii) the reasonable fees, charges and expenses of the Trustee, as paying agent, as tender agent and as bond registrar, as and when the same become due and (iii) the reasonable fees, charges and expenses (including reasonable attorneys’ fees and expenses) of the Trustee for any reasonable extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, as and when the same become due.

(c) The Borrower also agrees to pay when due, upon written request, or to promptly reimburse the Authority for (i) all reasonable costs incurred by the Authority in connection with the issuance of the Bonds or the financing of the Projects, except as may be paid out of the proceeds of the Bonds, including without limitation, any necessary reasonable expenses incurred or advances reasonably made by the Authority or any officer of the Authority while engaged in the performance of their duties as such directors or officers of the Authority, (ii) the reasonable fees and expenses of counsel to the Authority and (iii) all publication, filing and recording fees. In the event the Borrower should fail to make any of the payments required in this Section 4.2(c), the item or installment so in default shall continue as an obligation of the Borrower until the amount in default shall have been fully paid, and the Borrower agrees to pay the same with interest thereon to the extent permitted by law at the rate of interest then borne by the Bonds from the due date thereof until paid.

(d) The Borrower agrees to pay to the Trustee amounts sufficient and at such times as to enable the Trustee to pay the purchase price of any Bonds to be purchased pursuant to Section 4.1 or Section 4.2 of the Indenture on each purchase date of such Bonds as set forth in said Section 4.1 or Section 4.2, as the case may be. All such payments shall be made to the Trustee in lawful money of the United States of America in federal or other immediately available funds at the Corporate Trust Office of the Trustee with instructions from the Borrower to the Trustee to deposit such payments into the Bond Purchase Fund in accordance with the provisions of Section 6.10(iii) of the Indenture. Each payment pursuant to this Section 4.2(d) shall at all times be sufficient to pay the purchase price of any Bonds to be purchased on such date pursuant to Section 4.1 or Section 4.2 of the Indenture; provided that any amount held by the Trustee in the Bond Purchase Fund on any such date and available to pay any such purchase price pursuant to Section 6.11(b)(i) of the Indenture shall be credited against the amount due on such date pursuant to this Section 4.2(d) to the extent available to pay the purchase price of such Bonds on such date.

(e) The Borrower agrees to pay to the Trustee amounts sufficient for the payment in full in satisfaction of a Change of Control Offer (“Change of Control Payment”). The Change of Control Payment with respect to the Bonds shall be payable directly to the Trustee for the account of the Borrower Designee on the Change of Control Payment Date.

(f) The Borrower agrees to pay to the Trustee amounts sufficient for the payment in full in satisfaction of an Asset Sale Offer (as defined in the Senior Notes Indenture) (“Asset Sale Payment”). The Asset Sale Payment with respect to the Bonds shall be payable directly to the Trustee for the account of the Borrower on the completion of the Asset Sale Offer.

SECTION 4.3 Credits Against Payments. A credit against and reduction of the Payments shall be derived only from the following sources:

(a) Any capitalization of interest from the proceeds of the Bonds;

(b) Surplus moneys (including investment earnings) contained in the funds and accounts held by the Trustee under the Indenture;

(c) Advance payments or prepayments of Payments; and

(d) Reductions in principal and interest requirements of Bonds due to the purchase or redemption of Bonds as provided in the Indenture.

SECTION 4.4 Obligation to Make Payments. As authorized by the Act, the obligation of the Borrower to repay the Loan by making the Payments in accordance with the terms hereof, shall be absolute and unconditional and shall not be subject to, nor shall the Borrower be entitled to assert, any rights of non-appropriation, abatement, deduction, reduction, deferment, recoupment, setoff, offset or counterclaim by the Borrower or any other person, nor shall the same be abated, abrogated, waived, diminished, postponed, delayed or otherwise modified under or by reason of any circumstance or occurrence that may arise or take place, irrespective of what statutory rights the Borrower may have to the contrary, including but without limiting the generality of the foregoing:

(a) Any damage to or destruction of part or all of the Projects;

(b) The taking or damaging of part or all of the Projects or any temporary or partial use thereof by any public authority or agency in the exercise of the power of eminent domain, sequestration or otherwise;

(c) Any assignment, novation, merger, consolidation, transfer of assets, leasing or other similar transaction of, by or affecting the Borrower, except as otherwise provided in this Agreement;

(d) Any change in the tax or other laws of the United States, the State or any governmental authority;

(e) Any failure of title or any lawful or unlawful prohibition of the Borrower’s use of the Projects or any portion thereof or the interference with such use by any person or any commercial frustration of purpose or loss or revocation of any permits, licenses or other authorizations required for the operation of the Projects; and

(f) Any failure of the Authority or the Trustee to perform and observe any agreement or covenant, express or implied, or any duty, liability or obligation arising out of or in connection with this Agreement, the invalidity, enforceability or disaffirmance of any of this Agreement, the Indenture or the Bonds or for any other cause similar or dissimilar to the foregoing.

Furthermore, the Borrower covenants and agrees that it will remain obligated under this Agreement in accordance with its terms, and that it will not take or participate or acquiesce in any action to terminate, rescind or avoid this Agreement.

SECTION 4.5 Investment of Moneys. Any moneys held as a part of the Construction Fund, the Bond Fund and the Bond Purchase Fund shall at the written direction of an Authorized Borrower Representative be invested or reinvested by the Trustee as provided in Article VII of the Indenture, to the extent permitted by law, in Permitted Investments. Any such direction shall certify that any investment so directed to be made constitutes a Permitted Investment and that such investment is permitted to be made under the Indenture and this Agreement. The Trustee may make any and all such investments through its own trust investment department or the trust investment department of any of its affiliates.

The investments purchased pursuant to this Section 4.5 and Article VII of the Indenture shall be held by the Trustee and shall be deemed at all times a part of the Construction Fund, the Bond Fund and the Bond Purchase Fund, and any account or subaccount of any of the foregoing, as the case may be, and the interest accruing thereon and any profit realized therefrom shall be credited to such fund, and any account or subaccount therein, and any net losses resulting from such investment shall be charged to such fund, and any account or subaccount therein.

The Borrower covenants that any funds (including investment proceeds) on deposit in the Construction Fund more than three years after the date of delivery of the Bonds will not be invested to produce a yield greater than the yield on the Bonds, all as such terms are used in and determined in accordance with the regulations promulgated or proposed under relevant provisions of the Code.

SECTION 4.6 Issuance, Delivery and Surrender of Notes.

(a) In order to secure, on behalf of the Authority, the obligation of the Borrower to make Payments, concurrently with the reoffering of the Bonds, the Borrower shall issue and deliver to the Trustee a series of its notes (the “Notes”) under the Senior Notes Indenture (i) maturing on the same date and in the same principal amount as the Bonds, (ii) bearing interest at an interest rate at all times equal to the interest rate borne by the Bonds, payable on the dates on which interest is payable on the Bonds, (iii) containing correlative redemption provisions (a) to the provisions of Section 3.1 of the Indenture and reflected in the Form of Bond set forth in Exhibit C thereto and (b) providing that upon receipt by the trustee under the Senior Notes Indenture (the “Notes Trustee”) of a written demand from the Trustee stating that the principal amount of all Bonds then outstanding under the Indenture has been declared immediately due and payable, the Borrower, subject to the terms and provisions of the Notes, will redeem the Notes not more than 180 days after receipt by the Notes Trustee of such written demand, and (iv) subject to the provisions of subsection (b) of this Section 4.6, requiring payments of the principal thereof and the premium, if any, and interest thereon to be made to the Trustee.

(b) The obligation of the Borrower to make any payment of the principal of, premium, if any, or interest on the Notes, whether at maturity, upon redemption (including any redemption due to the occurrence of a Determination of Taxability, as such term is defined in Section 3.1(c) of the Indenture and reflected in the Form of the Bonds set forth in Exhibit C thereto) or otherwise, shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal or purchase price of, premium, if any, or interest on the Bonds which corresponds to such amounts under the Notes shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged. In addition, such obligation to make any payment of the principal of, premium, if any, or interest on the Notes at any time shall be deemed to have been satisfied and discharged to the extent that the amount of the Borrower’s obligation to make any payment of the principal of, premium, if any, or interest on the Notes exceeds the obligation of the Borrower at that time to make any Payment.

(c) The Authority shall not attempt to sell, assign or transfer the Notes, except to the extent of the assignment and pledge thereof to the Trustee under the Indenture. In view of such pledge and assignment, (i) the Notes shall be issued and delivered to, registered in the name of and held by the Trustee for the benefit of the Bondholders and in no respect shall the Notes be deemed to be owned or held by or for the account, benefit or interest of the Borrower; (ii) the Senior Notes Indenture shall provide that the Trustee shall not sell, assign or transfer the Notes except to a successor trustee under the Indenture, and shall surrender Notes to the Notes Trustee in accordance with the provisions of subsection (d) of this Section 4.6; and (iii) the Borrower may take such actions as it shall deem to be desirable to effect compliance with such restrictions on transfer, including the placing of an appropriate legend on each Note and the issuance of stop-transfer instructions to the Notes Trustee or any other transfer agent under the Senior Notes Indenture.

(d) At the time any Bonds cease to be outstanding (other than by reason of the payment or redemption of Notes), the Authority shall cause the Trustee to surrender to the Notes Trustee a corresponding principal amount of Notes, bearing interest at a rate equal to the interest rate borne by such Bonds, and maturing on the same date as such Bonds.

(e) The Trustee, as a holder of the Notes, shall have and exercise the remedies provided under the Senior Notes Indenture for holders of notes issued thereunder. To the extent that moneys recovered under the Senior Notes Indenture are insufficient to pay in full the Payments, the Borrower shall remain liable for any such deficiency under the terms of Section 4.4.

ARTICLE V

NON-ARBITRAGE

SECTION 5.1 Covenants as to Arbitrage. The Borrower hereby agrees to prepare, or to have prepared and provided, instructions to the Trustee as to the investment and reinvestment of moneys held as part of any fund or account relating to the Bonds. Any such moneys so held as part of any fund or account shall be invested or reinvested by the Trustee in Permitted Investments as specified in Section 4.5 hereof and Article VII of the Indenture. The Borrower hereby covenants that it will comply with the terms of the Tax Certificate and that it will make such use of the proceeds of the Bonds and all other funds held by the Trustee under the Indenture, regulate the investment of such proceeds and other funds and take such other and further action as may be required so that the Bonds will not constitute arbitrage bonds under Section 148 of the Code and the regulations promulgated thereunder. The Borrower agrees that it will comply with the terms of any letter of instructions provided to it by nationally recognized bond counsel relating to compliance with the provisions of Section 148 of the Code.

If the Borrower determines that it is necessary to restrict or limit the yield on the investment of any money paid to or held by the Trustee hereunder or under the Indenture in order to avoid classification of the Bonds as arbitrage bonds within the meaning of the Code, the Borrower may issue to the Trustee an instrument to such effect (along with appropriate written instructions) instructing the Trustee which investments to invest in so as to restrict or limit the yield of such moneys.

ARTICLE VI

CERTAIN COVENANTS

SECTION 6.1 Covenants Regarding the Projects.

(a) The Borrower expressly covenants and agrees:

(i) That the Authority and its duly authorized agents shall have the right at any reasonable time upon not less than three day’s prior written notice to inspect the Projects in a manner which will not interfere unreasonably with the Borrower’s use thereof;

(ii) That it shall maintain or cause to be maintained the Projects in good operating order and condition, reasonable and ordinary wear and tear alone excepted, and make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, and otherwise to make all replacements, alterations, improvements and modifications to the Projects necessary to ensure that the same at all times shall be suitable for the efficient operation thereof for the purpose intended;

(iii) That it shall have full and sole responsibility for the condition, repair, replacement, maintenance and management of the Projects; provided, however, no such condition, repair, replacement, maintenance and management shall be made to any inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary portions of the Projects; and

(iv) That, subject to its obligations and rights to maintain, repair or remove portions of the Projects as provided by this Section 6.1, it will use commercially reasonable efforts to continue operation of the Projects so long as and to the extent that operation thereof is, in the judgment of the Borrower, in the Borrower’s best interest.

(b) The Authority and Borrower expressly covenant and agree that the Borrower shall have the right from time to time to substitute personal property or fixtures for any portions of the Projects. Any such substituted property or fixtures shall, when so substituted, become a part of the Projects. The Borrower shall also have the right to remove any portions of the Projects, without substitution therefor.

(c) If, during the term of this Agreement, the Projects or any substantial portion thereof is destroyed or damaged in whole or in part by fire or other casualty, or title to, or the temporary use of, the Projects or any portion thereof shall have been taken by the exercise of the power of eminent domain, the Borrower shall (unless it shall have exercised its option to prepay the Bonds pursuant to the Indenture) promptly repair, rebuild or restore the portion of the Projects so damaged, destroyed or taken with such changes, alterations and modifications (including the substitution and addition of other property) as may be necessary or desirable for the administration and operation of the Projects and as shall not impair the character or significance of the Projects as furthering the purposes of the Act.

Nothing in this Section 6.1 shall prevent or restrict the Borrower, in its sole discretion, at any time, from discontinuing or suspending either permanently or temporarily its use of any facility of the Borrower served by the Projects and in the event such discontinuance or suspension shall render unnecessary the continued operation of the Projects, the Authority and the Borrower agree that the Borrower shall have the right to discontinue the operation of the Projects during the period of any such discontinuance or suspension.

SECTION 6.2 Environmental Covenants.

(a) The Borrower shall not engage in any activities relating to the Projects that will result in the material violation of any current or future Environmental Regulations. The Borrower shall obtain from time to time all permits required under any current or future environmental laws so that its operation of the Projects will be in accordance with such laws, except where the failure to so obtain would not result in a material adverse effect on the Projects or the Borrower’s ability to meet its obligations hereunder.

(b) The Borrower shall indemnify the Trustee and the Authority and shall hold the Trustee and the Authority harmless from, and shall reimburse the Trustee and the Authority for, any and all claims, demands, judgments, penalties, liabilities, costs or damages imposed upon and out-of-pocket expenses incurred, including court costs and reasonable attorneys’ fees directly or indirectly incurred by the Trustee or the Authority (prior to trial, at trial and on appeal) in any action against or involving the Trustee or the Authority, resulting from any breach of Section 6.2(a), or from the discovery of any Hazardous Substance, in, upon, under or over, or emanating from, the Projects, whether or not the Borrower is responsible therefor, it being the intent of the Borrower that the Trustee and the Authority shall have no liability or responsibility for damage or injury to human health, the environment or natural resources caused by, for abatement and/or clean-up of, or other with respect to, Hazardous Substances by virtue of their interests, if any, in the Projects created by the Indenture and this Agreement or otherwise, or hereafter created, or as the result of the Trustee or the Authority exercising any instrument, including but not limited to becoming the owner thereof. The foregoing covenants shall be deemed continuing covenants for the benefit of the Trustee and the Authority and any successors and assigns thereof, including but not limited to any transferee of the title of the Trustee and any subsequent owner of the Projects, and shall survive the satisfaction and release of the Indenture and this Agreement, or under any other instrument.

(c) In case any action or proceeding is brought against the Authority or the Trustee in respect of which indemnity may be sought under this Section 6.2, the party seeking indemnity promptly shall give notice of that action or proceeding to the Borrower, and the Borrower, upon receipt of such notice, shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of a party to give such notice shall not relieve the Borrower from any of its obligations under this Section 6.2 unless such failure prejudices the defense of the action or proceeding by the Borrower. The Borrower agrees that in the case of any action or proceeding involving the Authority or the Trustee, any counsel employed by the Borrower shall be reasonably acceptable to the Authority and Trustee. At its own expense, an indemnified party may employ separate counsel and participate in the defense; provided, however, where it is ethically inappropriate for one firm to represent the interests of the Authority, the Trustee and/or any other indemnified party or parties, the Borrower shall pay such indemnified party’s reasonable legal expenses in connection with its retention of separate counsel. The Borrower shall not be liable for any settlement made without its written consent.

SECTION 6.3 Indemnification. The Borrower further expressly covenants and agrees:

(a) That it shall indemnify and hold harmless the Authority and its directors, officers, agents and employees (collectively, the “Authority Indemnitees”) from and against any and all liabilities, claims, costs and reasonable out-of-pocket expenses imposed upon or asserted against the Authority Indemnitees on account of (i) any loss or damage to property or injury to or death of or loss by any Person that may be occasioned by any cause whatsoever pertaining to the maintenance, operation and use of the Projects; (ii) any breach or default on the part of the Borrower in the performance of any covenant or agreement of the Borrower under this Agreement or any related document, or arising from any act or failure to act by the Borrower, or any of its agents, contractors, servants, employees or licensees; (iii) the authorization, issuance and sale of the Bonds, and the provision of any information furnished in connection therewith concerning the Projects or the Borrower (including, without limitation, any information furnished by the Borrower for inclusion in any certifications made by the Authority or for inclusion in, or as a basis for preparation of, the information statements filed by the Authority pursuant to the Code or otherwise included in the Preliminary Official Statement or the Official Statement relating to the Bonds (except for information regarding the Authority)); and (iv) any claim or action or proceeding with respect to the matters set forth in clauses (i), (ii) and (iii) above brought thereon. The Borrower shall not be liable for any of the foregoing arising from the Authority Indemnitee’s gross negligence or bad faith;

(b) That it shall indemnify and hold harmless the Trustee and its directors, officers, agents and employees (collectively, the “Trustee Indemnitees”) from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses (including out-of-pocket and incidental expenses and reasonable fees and expenses of in-house or outside counsel) (“Losses”) that may be imposed on, incurred by, or asserted against, the Trustee Indemnitees or any of them for following any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of this Agreement and the Indenture. In addition to and not in limitation of the immediately preceding sentence, the Borrower also covenants and agrees to indemnify and hold the Trustee Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against the Trustee Indemnitees or any of them in connection with or arising out of the Trustee’s performance and/or exercise of its rights under this Agreement and the Indenture provided the Trustee has not acted with negligence or engaged in willful misconduct. The provisions of this Section 6.3(b) shall survive the termination of this Agreement and the Indenture, the final payment defeasance of the Bonds and the resignation or removal of the Trustee for any reason; and

(c) In case any action or proceeding brought against the Authority and the Trustee in respect of which indemnity may be sought under this Section 6.3, the party seeking indemnity promptly shall give notice of that action or proceeding to the Borrower, and the Borrower, upon receipt of such notice, shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of a party to give such notice shall not relieve the Borrower from any of its obligations under this Section 6.3 unless such failure prejudices the defense of the action or proceeding by the Borrower. The Borrower agrees that in the case of any action or proceeding involving the Authority or the Trustee, any counsel employed by the Borrower shall be reasonably acceptable to the Authority and Trustee. At its own expense, an indemnified party may employ separate counsel and participate in the defense; provided, however, where it is ethically inappropriate for one firm to represent the interests of the Authority and any other indemnified party or parties, the Borrower shall pay such indemnified party’s reasonable legal expenses in connection with the its retention of separate counsel. The Borrower shall not be liable for any settlement made without its written consent.

SECTION 6.4 Compliance with Continuing Disclosure. The Borrower has executed the Continuing Disclosure Agreement and has agreed to comply timely with the requirements set forth therein. The Borrower shall cause copies of any filings and/or disclosures that are required to be made pursuant to the terms of the Continuing Disclosure Agreement to be delivered to the Authority within five days of any such filing or disclosure.

SECTION 6.5 Covenants, Representations and Warranties Relating to Federal Income Taxation. The Borrower covenants that it shall make such use of the proceeds of the Bonds, regulate investment of proceeds thereof and take such other and further actions as may be required by the Code and applicable temporary, proposed and final Regulations and procedures, necessary to assure that interest on the Bonds is excludable from gross income for Federal income tax purposes. Without limiting the generality of the foregoing covenant, the Borrower hereby covenants, represents and warrants, as follows:

(a) The Borrower will not take, fail to take or permit the commission of any action within its control necessary to be taken in order that interest on the Bonds will continue to be excludable from gross income for Federal income tax purposes;

(b) The Borrower will timely file a statement with the United States Internal Revenue Service setting forth the information required pursuant to Section 149(e) of the Code;

(c) The average term of the Bonds, calculated in proportion to the “issue price” (as defined in Section 1273 of the Code) of the Bonds of each stated maturity of such Bonds, will not exceed 120% of the average reasonably expected economic life of the Projects financed with the proceeds of the Bonds or the investment earnings thereon, weighted in proportion to the respective cost of each item comprising the Projects financed with the proceeds of such Bonds. For purposes of the preceding sentence, the reasonably expected economic life of property shall be determined as of the later of (i) the date on which the Bonds are issued or (ii) the date on which such property is placed in service (or expected to be placed in service);

(d) The Borrower will not cause the Bonds to be treated as “federally guaranteed” obligations within the meaning of Section 149(b) of the Code (as may be modified in any applicable rules, rulings, policies, procedures, regulations or other official statements promulgated or proposed by the Department of the Treasury or the Internal Revenue Service with respect to “federally guaranteed” obligations described in Section 149(b) of the Code);

(e) Based upon all facts and estimates now known or reasonably expected to be in existence on the date the Bonds are delivered, the Borrower reasonably expects that the proceeds of the Bonds will not be used in a manner that would cause the Bonds or any portion thereof to be an “arbitrage bond” within the meaning of Section 148 of the Code;

(f) As provided in Section 5.1 hereof, the Borrower will monitor or cause to have monitored the yield on the investment of the proceeds of the Bonds and moneys pledged to the repayment of the Bonds, other than amounts not subject to yield restriction and will restrict the yield on such investments to the extent required by the Code or the Regulations;

(g) The Borrower agrees to comply with all its covenants and agreements set forth in the Tax Certificate executed in connection with the issuance and sale of the Bonds, and to perform the covenants and duties imposed on it contained therein;

(h) The Borrower agrees that it will cause not less than 95% of the Net Proceeds of the Bonds to be expended to pay, or reimburse the Borrower for, Cost of the Projects which constitute Qualified Project Costs. The Borrower further agrees that the amount of costs of issuance of the Bonds financed by the Net Proceeds of the Bonds shall not exceed 2% of the principal amount of the Bonds;

(i) The Borrower agrees that less than 25% of the Net Proceeds of the Bonds are to be or will be used (directly or indirectly) for the acquisition of land (or an interest therein), and no portion of the Net Proceeds of the Bonds is to be used (directly or indirectly) for the acquisition of land (or an interest therein) to be used for farming purposes;

(j) The Borrower agrees that no portion of the Net Proceeds of the Bonds is to be or will be used for the acquisition of any property (or an interest therein) unless the first use of such property is pursuant to such acquisition; and

(k) The Borrower agrees that no portion of the Net Proceeds of the Bonds is to be used to provide any airplane, skybox or other private luxury box, health club facility, facility primarily used for gambling, or store the principal business of which is the sale of alcoholic beverages for consumption off premises.

All officers, employees and agents of the Borrower are authorized and directed to provide certifications of facts and estimates that are material to the reasonable expectations of the Borrower as of the date the Bonds are delivered. In complying with the foregoing covenants, the Borrower may rely from time to time upon a written opinion issued by Bond Counsel to the effect that any action by the Borrower or reliance upon any interpretation of the Code or Regulations contained in such opinion will not cause interest on the Bonds to be includable in gross income for federal income tax purposes under existing law.

SECTION 6.6 Reliance. The Authority may rely conclusively on the truth and accuracy of any document furnished to it by the Trustee, the Borrower or any Bondholder as to a matter required to be noticed by the Authority hereunder. The Authority shall not be under any obligation to perform any recordkeeping or to provide any legal service, it being understood that such services shall be performed or caused to be performed by the Trustee or the Borrower.

SECTION 6.7 No Violations of Law. In no event shall this Agreement be construed as depriving the Authority of any right or privilege or requiring the Authority or any agent, employee, representative or advisor of the Authority to take or omit to take, or to permit or suffer the taking of, any action by itself or by anyone else, which deprivation or requirement would violate or result in the Authority’s being in violation of the Act or any other applicable state or federal law. At no time and in no event will the Borrower permit, suffer or allow any of the proceeds of this Agreement or the Bonds to be transferred to any Person in violation of, or to be used in any manner that is prohibited by, the Act, the GO Zone Act or any other state or federal law.

SECTION 6.8 Immunity of Officers, Employees and Members of the Authority. No recourse shall be had for the payment of the principal of, premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in this Agreement against any past, present or future officer, director, member, employee or agent of the Authority, or of any successor public corporation, under any rule of law or equity, statute or constitution, or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officers, directors, members, employees or agents as such is hereby expressly waived and released as a condition of and consideration for the execution of this Agreement and the issuance of such Bonds.

SECTION 6.9 Borrower Option to Elect Interest Rate. The Borrower shall have, and is hereby granted, the option to elect to convert the interest rate borne by the Bonds to any Interest Rate pursuant to the provisions of Section 2.2 of the Indenture, subject to the terms and conditions set forth therein.

ARTICLE VII

OPTIONAL AND MANDATORY PREPAYMENT

SECTION 7.1 Obligation to Prepay Installments. The Borrower shall have the obligation to prepay installments payable hereunder in whole (or in the case of the events stated in (b) or (c) of this Section 7.1 in whole or in part), if any of the following shall have occurred:

(a) As a result of any changes in the Constitution of the State or the Constitution of the United States of America or by legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in this Agreement; or

(b) A Determination of Taxability shall have occurred; or

(c) Proceeds of the Bonds, including income from the investment thereof, shall remain after completion of the Projects and the payment of the Cost of the Projects.

In case of any of the events stated in this Section 7.1, the Borrower agrees it will fulfill its obligation and prepay within 180 days (or 90 days in the case of (c) of this Section) after the Borrower has notice or actual knowledge of such event (which in the case of (c) of this Section shall be deemed to occur on the date of the filing of the completion certificate in accordance with Section 3.9 hereof).

SECTION 7.2 Option to Prepay Installments. The Borrower shall have the option to prepay the installments payable hereunder in whole, but not in part, if any of events described in Section 3.1(b) of the Indenture shall occur. If the Borrower elects to exercise an option granted in this Section 7.2, it must exercise such option and prepay within 180 days after it has notice or actual knowledge of the event permitting the exercise of such option.

SECTION 7.3 Amount of Prepayment in Certain Events. The amount payable by the Borrower upon the occurrence of an event set forth in Section 7.1(a) hereof or in the event of the Borrower’s exercise of the option granted in Section 7.2 hereof to prepay installments in whole shall be the sum of the following:

(1) an amount of money which, when added to the amount then on deposit in the Bond Fund, will be sufficient to redeem (or when invested in Governmental Obligations in which such money is required to be invested will without reinvestment mature as to principal and interest, if any, at times and in amounts sufficient to redeem) the Outstanding Bonds on the Redemption Date, which amount shall consist of the principal amount thereof, all interest accrued and to accrue to the Redemption Date and expenses incurred or to be incurred in connection with the prepayment of installments and the redemption of the Bonds,

(2) an amount of money equal to the Trustee’s fees and expenses under the Indenture accrued and to accrue until the Redemption Date, and

(3) an amount of money sufficient to discharge all other liabilities of the Borrower accrued under this Agreement.

Upon the occurrence of the event stated in Section 7.1(b) hereof: (a) if all of the Bonds then Outstanding are to be redeemed, as provided in Section 3.1(c) of the Indenture, the amount payable by the Borrower hereunder will be the sum of the amounts specified in the next preceding paragraph; and (b) if less than all of the Bonds then Outstanding are to be redeemed, as provided in Section 3.1(c) of the Indenture, the amount payable by the Borrower hereunder will be an amount which will be sufficient to redeem (or when invested in Governmental Obligations in which such money is required to be invested will without reinvestment mature as to principal and interest, if any, at times and in amounts sufficient to redeem) the Bonds or portions thereof (in Authorized Denominations) to be redeemed on the Redemption Date, which amount shall consist of the principal amount thereof, all interest accrued and to accrue thereon to said Redemption Date, and expenses incurred or to be incurred in connection with such prepayment of installments and such redemption of Bonds.

Upon the occurrence of the event stated in Section 7.1(c) hereof, the amount payable by the Borrower hereunder will be an amount which, together with the amount then remaining on deposit in the Construction Fund and available for such purpose, will be sufficient to redeem (or when invested in Governmental Obligations in which such money is required to be invested will without reinvestment mature as to principal and interest, if any, at times and in amounts sufficient to redeem) the Bonds or portions thereof (in Authorized Denominations) to be redeemed on the Redemption Date, which amount shall consist of the principal amount thereof, all interest accrued and to accrue thereon to said Redemption Date, and expenses incurred or to be incurred in connection with such prepayment of installments and such redemption of Bonds.

SECTION 7.4 Option to Prepay Installments for Optional Redemption of Bonds. The Borrower shall have, and is hereby granted, the option to prepay from time to time installments under this Agreement in the manner, from the sources and on the dates specified in Section 3.1(a) of the Indenture and at prices sufficient to redeem (or when invested in Governmental Obligations in which such money is required to be invested will without reinvestment mature as to principal and interest, if any, at times and in amounts sufficient to redeem) all or part of the Bonds in Authorized Denominations in accordance with the provisions of the Indenture.

SECTION 7.5 Notice of Prepayment. To exercise an option granted in or an obligation required by this Article VII, the Borrower shall give written notice to the Authority and the Trustee not less than 45 days prior to the redemption date for the Bonds (the date for redemption of the Bonds being hereinafter called the “Redemption Date”) (or such later date as is acceptable to the Authority and the Trustee) which shall specify therein the amount of such prepayment, the provisions of this Agreement permitting or requiring such prepayment and the date upon which such prepayment will be made, which date shall be not later than the Redemption Date, together with such other information, if any, as shall be reasonably necessary in order to enable the Trustee to call Bonds for redemption under the applicable provisions of the Indenture. In the Indenture the Authority will authorize the Trustee forthwith to take all steps necessary under the applicable provisions of the Indenture to effect redemption of all or part of the then Outstanding Bonds, as may be the case, under applicable provisions of the Indenture.

SECTION 7.6 Redemption of Bonds With Prepayment Moneys. By virtue of the assignment of the rights of the Authority under this Agreement to the Trustee as provided in Section 8.3 hereof, the Borrower agrees to and shall pay out of Available Moneys the amount required or permitted to be paid by it under this Article VII directly to the Trustee. The Trustee shall use the moneys so paid to it by the Borrower to redeem (directly or through the application of maturing principal and interest, if any, of Governmental Obligations in which such moneys are required to be invested) the Bonds on the date set for such redemption pursuant to Section 7.5 hereof.

SECTION 7.7 Borrower to Purchase in Lieu of Redemption. The Borrower shall have, and is hereby granted, the option to elect to purchase Bonds using Available Moneys in lieu of optional redemption pursuant to the provisions of Section 3.1(f) of the Indenture, subject to the terms and conditions set forth therein.

ARTICLE VIII

ASSIGNMENT

SECTION 8.1 Assignment of this Agreement. The Borrower may, without the consent of the Authority or the Trustee, transfer or assign this Agreement or transfer or assign all or a portion of the Projects and any or all of its rights and delegate any or all of its duties hereunder, but no such transfer, assignment or delegation shall relieve the Borrower from its obligations hereunder.

Each transferee of the Borrower’s interest in this Agreement shall assume the obligations of the Borrower hereunder to the extent of the interest transferred or assigned, and the Borrower shall, on or prior to the effective date of any such transfer or assignment, furnish or cause to be furnished to the Authority and the Trustee a true and complete copy of each such transfer or assignment.

SECTION 8.2 Restrictions on Transfer of Authority’s Rights. The Authority agrees that, except for the assignment of certain of its rights, title and interest under this Agreement (including its rights to receive payments to be made hereunder) to the Trustee pursuant to the Indenture, it will not during the term of this Agreement sell, assign, transfer or convey its interests in this Agreement except pursuant to the Indenture and as hereinafter in Section 8.3 provided.

SECTION 8.3 Assignment by the Authority. It is understood, agreed and acknowledged that the Authority will assign to the Trustee pursuant to the Indenture certain of its rights, title and interests in and to this Agreement (reserving its rights, however, pursuant to sections of this Agreement providing that notices, reports and other statements be given to the Authority and also reserving its rights to reimbursement and payment of costs and expenses under Section 4.2 hereof and its individual and corporate rights to exemption from liability under Sections 6.2, 6.3, 6.8 and 11.14 hereof) and the Borrower hereby assents to such assignment and pledge.

ARTICLE IX

SUPPLEMENTS AND AMENDMENTS

SECTION 9.1 Amendments, Changes and Modifications. Except as otherwise provided in this Agreement or the Indenture, prior to the payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), this Agreement may not be amended, changed, modified, altered or terminated without the written consent of the Trustee, and only in accordance with the provisions of Article XII of the Indenture. To the extent that the Louisiana State Bond Commission, upon application by the Authority, adopts a Revised Application for Approval which authorizes the change of the percentage of net proceeds to be used to fund the Calcasieu Projects and the Ascension Projects, the provisions of Sections 2.2(j) and 4.1(c) hereof shall be changed without the written consent of the Bondholders upon delivery by the Borrower to the Trustee of the Revised Application for Approval of the Louisiana State Bond Commission approving such change. Any such change will not otherwise be treated under this Agreement and the Indenture as an amendment, change or modification of this Agreement.

SECTION 9.2 Filing. Copies of any such supplement or amendment shall be filed with the Trustee and delivered to the Authority and the Borrower before such supplement or amendment may become effective.

SECTION 9.3 Reliance on Counsel. The Authority and the Trustee shall be entitled to receive, and shall be fully protected in relying upon the opinion of counsel satisfactory to the Trustee, who may be counsel for the Authority, as conclusive evidence that any such proposed supplement or amendment complies with the provisions of this Agreement and the Indenture and that it is proper for the Authority and the Trustee under the provisions of this Article to execute or approve such supplement or amendment.

In connection with any amendment of this Agreement, there shall also be delivered to the Authority and the Trustee a written opinion of Bond Counsel (which counsel and opinion, including without limitation, the scope, form, substance and other aspects thereof, are acceptable to the Trustee) to the effect that under existing laws the proposed supplement or amendment would not adversely affect the validity of the Bonds or the exclusion otherwise available from gross income of interest on the Bonds for federal or state income tax purposes.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

SECTION 10.1 Events of Default Defined. The terms “Event of Default” and “Default” shall mean any one or more of the following events:

(a) An Event of Default shall exist under the Indenture, the Notes or the Senior Notes Indenture;

(b) The Borrower shall default in the timely payment of any Payment pursuant to Article IV of this Agreement; provided that such default with respect to an interest payment in the case of a Bond bearing interest at a Term Rate shall be deemed to occur upon the continuance of any such failure of payment for a period of 30 days after the applicable Interest Payment Date;

(c) The Borrower shall fail duly to perform, observe or comply with any other covenant, condition or agreement on its part under this Agreement (other than a failure to make any Payment required under this Agreement), and such failure continues for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Borrower by the Trustee; provided, however, that if such performance, observation or compliance requires work to be done, action to be taken, or conditions to be remedied, which by their nature cannot reasonably be done, taken or remedied, as the case may be, within such 30-day period, no Event of Default shall be deemed to have occurred or to exist if, and so long as the Borrower shall commence such performance, observation or compliance within such period and shall diligently and continuously prosecute the same to completion;

(d) The entry of a decree or order by a court having jurisdiction in the premises adjudging the Borrower a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under the United States Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, custodian, assignee, or sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for it period of 90 consecutive days; and

(e) The institution by the Borrower of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the United States Bankruptcy Code or any other similar applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, custodian, assignee, trustee or sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or the making by it of all assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

SECTION 10.2 Remedies. Whenever any Event of Default under Section 10.1 hereof shall have happened and be continuing, any one or more of the following remedial steps may be taken:

(a) The Authority or the Trustee may declare all Payments under Section 4.2 hereof to be immediately due and payable, whereupon the same shall become immediately due and payable;

(b) The Authority or the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the Payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement;

(c) The Authority or the Trustee may have access to and inspect, examine and make copies of any and all books, accounts and records of the Borrower; and

(d) The Authority or the Trustee (or the owners of the Bonds in the circumstances permitted by the Indenture) may exercise any option and pursue any remedy provided by the Indenture.

Payments under subsections (a) and (b) of this Section 10.2 shall be deemed to have been made to the extent of any corresponding payments by the Borrower upon an Event of Default (as defined in the Senior Notes Indenture) under the Notes.

SECTION 10.3 No Remedy Exclusive; Selective Enforcement. No remedy conferred upon or reserved to the Authority or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement and as now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any event of nonperformance shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

SECTION 10.4 Indenture Overriding. All of the provisions of this Article are subject to and subordinate to the rights and remedies of the Bondholders and the Trustee pursuant to the Indenture. The Authority shall have no power to waive any event of default hereunder, except with respect to indemnification and its administrative payments, without the consent of the Trustee to such waiver.

SECTION 10.5 Agreement to Pay Attorneys’ Fees and Expenses. In any Event of Default, if the Authority or the Trustee employs attorneys or incurs other expenses to collect any amounts payable hereunder or to enforce the performance or observance of any covenants or agreements in the event of a breach of this Agreement by the Borrower, the Borrower agrees that it will on demand therefor pay to the Authority or the Trustee the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Authority or the Trustee.

SECTION 10.6 Authority and Borrower to Give Notice of Default. The Authority and the Borrower covenant that they will, at the expense of the Borrower, promptly give to the Trustee written notice of any Event of Default under this Agreement of which they shall have actual knowledge or written notice, but the Authority shall not be liable (except as otherwise expressly provided herein) for failing to give such notice.

SECTION 10.7 Correlative Waivers. If an Event of Default under Section 10.1 of the Indenture shall be cured or waived and any remedial action by the Trustee rescinded, any correlative Default under this Agreement shall be deemed to have been cured or waived.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1 References to the Bonds Ineffective After Bonds Paid. Upon payment of the Bonds by the Authority in accordance with the Indenture, all references in this Agreement to the Bondholders shall be ineffective and the Authority and any holder of the Bonds shall not thereafter have any rights hereunder, excepting those that shall have theretofore vested.

SECTION 11.2 [Intentionally Omitted]

SECTION 11.3 Notices. All notices, demands and requests to be given or made hereunder to or by the Authority, the Trustee or the Borrower or their designated successors, shall be in writing and shall be properly made if hand delivered or sent by United States mail, postage prepaid and addressed as follows:

If to the Authority:	Louisiana Local Government Environmental Facilities and Community Development Authority
8712 Jefferson Highway, Suite A
Baton Rouge, Louisiana 70809
Attention: Executive Director

If to the Borrower:	Westlake Chemical Corporation
2801 Post Oak Blvd., Suite 600
Houston, Texas 77056
Attention: Chief Financial Officer

If to the Trustee:	The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, Texas 77002
Attention: Corporate Trust Department

Notice hereunder shall be deemed effective on the date of its receipt by the addressee. The Borrower, the Authority and the Trustee may, by notice given hereunder, designate any further or different addresses, counsel or counsel addresses to which subsequent notices, certificates, requests or other communications shall be sent.

SECTION 11.4 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Authority, the Borrower and their respective successors and assigns, subject to the limitation that any obligation of the Authority created by or arising out of this Agreement shall not be a general debt of the Authority, but shall be payable solely out of the proceeds derived from this Agreement and the sale of the Bonds under the Indenture.

SECTION 11.5 Performance on Legal Holidays. In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption or purchase of any Bonds or the date fixed for the giving of notice or the taking of any action under the Indenture shall not be a Business Day, then payment of such interest, principal, purchase price and redemption premium, if any, the giving of such notice or the taking of such action need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or purchase, and no interest on such payment shall accrue for the period after such date.

SECTION 11.6 Execution In Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

SECTION 11.7 Amounts Remaining in Any Fund With the Trustee. It is agreed by the parties hereto that after payment in full of (i) the principal of, premium, if any, and interest on the Bonds (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), (ii) the purchase price of all Bonds (other than Company Bonds) tendered or deemed to be tendered to the Trustee pursuant to Sections 4.1 and 4.2 of the Indenture (or the cancellation of all Bonds pursuant to Section 6.11 of the Indenture), (iii) the fees, charges and expenses of the Authority, the Trustee and the Remarketing Agent in accordance with this Agreement and the Indenture and (iv) all other amounts required to be paid under this Agreement and the Indenture, any amounts remaining in any fund or accounts maintained under this Agreement or the Indenture and not applied to the payments of the above in accordance with the provisions of this Agreement and the Indenture shall belong to and be paid by the Trustee to the Borrower as an overpayment of repayment installments.

SECTION 11.8 Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Louisiana and for all purposes shall be governed exclusively by and construed in accordance with the laws of the State of Louisiana.

SECTION 11.9 Severability. If any clause, provision, section or article of this Agreement be held illegal or invalid by any court, the invalidity of such clause, provision, section or article shall not affect any of the remaining clauses, provisions, sections or articles hereof and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision, section or article had not been contained herein. In case any agreement or obligation contained in this Agreement be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Authority or the Borrower, as the case may be, only to the extent permitted by law.

SECTION 11.10 Captions. The table of contents, captions or headings of the several articles and sections of this Agreement are for convenience only and shall not control, affect the meaning of or be taken as an interpretation of any provisions of this Agreement.

SECTION 11.11 Consents and Approvals. Whenever the consent or approval of the Authority, the Borrower or the Trustee shall be required under the provisions of this Agreement, such consent or approval shall not be unreasonably withheld or delayed.

SECTION 11.12 Obligations. The obligations of the Borrower under this Agreement constitute unsecured, general obligations of the Borrower.

SECTION 11.13 Third Party Beneficiaries. It is specifically agreed between the parties executing this Agreement that it is not intended by any of the provisions of any part of this Agreement to make any Person not a party to this Agreement, except as expressly provided herein or as contemplated in the Indenture, a third party beneficiary hereunder, or to authorize anyone not a party to this Agreement to maintain a suit for personal injuries or property damage pursuant to the terms or provisions of this Agreement. The duties, obligations and responsibilities, if any, of the parties to this Agreement with respect to third parties shall remain as imposed by law.

SECTION 11.14 Exculpatory Provision. In the exercise of the powers of the Authority, the Trustee and their respective trustees, directors, officers, employees and agents (each, an “Indemnified Party”) under this Agreement, each Indemnified Party shall not be accountable or liable to the Borrower for any actions taken or omitted by such Indemnified Party in good faith and believed by it or them to be authorized or within their discretion or rights or powers conferred upon them (other than the negligence or willful misconduct of such Indemnified Party), all such liability, if any, being expressly waived by the Borrower by the execution of this Agreement. The Borrower shall indemnify and hold harmless each Indemnified Party against any claim or liability based on the foregoing asserted by any other Person.

In case any action shall be brought against an Indemnified Party in respect of which indemnity may be sought against the Borrower, such Indemnified Party shall promptly notify the Borrower in writing and the Borrower shall assume the defense thereof, including the employment of counsel of the Borrower’s choice and the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Party unless the employment of such counsel has been authorized by the Borrower. The Borrower shall not be liable for any settlement of any such action without its consent but if any such action is settled with the consent of the Borrower or if there be final judgment for the plaintiff of any such action, the Borrower agrees to indemnify and hold harmless such Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

SECTION 11.15 Accounts and Audits. The Authority shall cause the Trustee to keep proper books of records and accounts (separate from all other records and accounts) in which complete and correct entries shall be made of its transactions relating to the Bonds.

IN WITNESS WHEREOF, the Authority has caused this Agreement to be executed by its Chairman and has caused the seal of the Authority to be affixed hereto and attested by its Executive Director, and the Borrower has caused this Agreement to be executed by a duly authorized officer, all as of the day and year first above written.

LOUISIANA LOCAL GOVERNMENT ENVIRONMENTAL FACILITIES AND COMMUNITY DEVELOPMENT AUTHORITY

By:	/s/ Steve A. Dicharry
Executive Director

ATTEST:

By:	/s/ Linda Martin
Assistant Secretary

[SEAL]

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Name:	Albert Chao
Title:	President & Chief Executive Officer

(Signature Page to Amended and Restated Loan Agreement)

IN WITNESS WHEREOF, and in accordance with Section 9.1 of the Original Loan Agreement, the Borrower, as the sole owner of the Company Bonds (Series 2009A-1), and the Trustee hereby consent to the amendments, changes and modifications of the Original Loan Agreement as set forth in this Agreement, all as of the day and year first above written.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Name:	Albert Chao
Title:	President & Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Charles Spivey
Name:	Charles Spivey
Title:	Senior Administrator

2

ANNEX A

PROJECT DESCRIPTION

The projects consist of (1) designing, constructing and equipping a new expansion to the Borrower’s manufacturing facilities in the Parish of Ascension, State of Louisiana consisting of a chlor alkali facility and including all equipment, furnishings, fixtures and facilities incidental or necessary in connection therewith and/or the costs of expanding, renovating, equipping and improving the Ascension Parish Facilities, including all equipment, furnishings, fixtures and facilities incidental or necessary in connection therewith, as provided for in the Gulf Opportunity Zone Act of 2005; (2) the costs of expanding, equipping and improving the Borrower’s manufacturing facilities located in the Parish of Calcasieu, State of Louisiana, including all equipment, furnishings, fixtures and facilities incidental or necessary in connection therewith as provided for in the Gulf Opportunity Zone Act of 2005.

ANNEX B

CONTINUING DISCLOSURE AGREEMENT

Execution Version

CONTINUING DISCLOSURE AGREEMENT

between

WESTLAKE CHEMICAL CORPORATION,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

As Dissemination Agent

Dated as of August 1, 2009

$100,000,000

Louisiana Local Government Environmental Facilities and

Community Development Authority

Revenue Bonds

(Westlake Chemical Corporation Projects)

Series 2009A

CONTINUING DISCLOSURE AGREEMENT

THIS CONTINUING DISCLOSURE AGREEMENT, dated as of August 1, 2009 (this “Agreement”), is made by and between Westlake Chemical Corporation, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Dissemination Agent (the “Agent”) under the Indenture, under the circumstances summarized in the following recitals (with each capitalized term used but not otherwise defined therein having the meaning assigned to it in Section 1):

A. The Issuer has determined to issue and sell the Bonds and loan the proceeds of the Bonds to the Company, with the Bonds to be drawn down from time to time in accordance with the Indenture. The initial Drawing of the Bonds is in the principal amount of $5,000,000.

B. The Bonds have been issued pursuant to and secured by the Indenture, under which the Issuer has assigned to The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee under the Indenture, any rights it may have under the Loan Agreement to receive payments from the Company for payment of principal of and interest and any premium on the Bonds.

C. The Company has agreed to make payments under the Loan Agreement directly to the Trustee to pay principal of and interest and any premium on the Bonds, and the Company has represented that (i) it is the only obligated person (within the meaning of the Rule) with respect to the Bonds at the time the Bonds are delivered by the Issuer to the Original Purchaser and (ii) no other person is expected to become an obligated person (within the meaning of the Rule) with respect to the Bonds by becoming committed by contract or any other arrangement to support payment of any part of the obligations on the Bonds at any time.

D. The Company and the Agent acknowledge that the Issuer (i) has undertaken no responsibility with respect to any reports, notices or disclosures provided or required under this Agreement and (ii) has no liability to any person, including any Bondholder or beneficial owner of the Bonds with respect to the Rule.

NOW, THEREFORE, in consideration of the recitals and the mutual representations and agreements hereinafter contained, the Company and the Agent agree, in accordance with the provisions of the Rule, for the benefit of the Bondholders and beneficial owners from time to time of the Bonds, as follows:

Section 1. Definitions and Interpretation. In addition to the words and terms defined elsewhere in this Agreement or by reference to the Loan Agreement or Indenture, unless the context or use clearly indicates another or different meaning or intent:

“Accounting Principles” means the accounting principles applied from time to time in the preparation of the Company’s annual financial statements, initially the generally accepted accounting principles as promulgated from time to time by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants.

“Annual Information” means (i) so long as the Company files reports with the SEC on Form 10-K or a successor form, such reports, or, (ii) if the Company no longer is required to file such reports on Form 10-K or a successor form, information concerning the Company’s selected financial and operating data and management’s discussion and analysis comparable to the information contained in its current quarterly filings with the SEC on Form 10-Q, together with the Company’s audited financial statements prepared in accordance with generally accepted accounting principles.

“Authorized Disclosure Representative” means the person or persons at the time designated to act on behalf of the Company by a written certificate furnished to the Agent (substantially in the form of Exhibit D hereto), containing the specimen signature of such person or persons and signed on behalf of the Company by an authorized officer. That certificate may designate an alternate or alternates, each of whom shall have the same authority, duties and powers as such Authorized Disclosure Representative.

“Bonds” means $100,000,000 Louisiana Local Government Environmental Facilities and Community Development Authority Revenue Bonds (Westlake Chemical Corporation Projects), Series 2009A, dated as of the date of their delivery, of which the Initial Drawing is in the principal amount of $5,000,000.

“Bondholder” has the meaning assigned to it in the Indenture.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Agent is required, or authorized or not prohibited by law (including executive orders), to close and is closed.

“Drawing” has the meaning assigned to it in the Indenture.

“EMMA” means the electronic system operated by the MSRB that enables obligated persons to meet the filing requirements of the Rule by means of a single filing location: http://emma.msrb.org.

“Filing Date” means for each Fiscal Year as to which the Company was an obligated person with respect to the Bonds (i) the 30th day (or the next Business Day if that day is not a Business Day) following the date by which the Company is required to file annual reports with the SEC or (ii) in the event that the Company no longer is required to file annual reports with the SEC, the 120th day (or the next Business Day if that day is not a Business Day) following the end of each Fiscal Year.

“Fiscal Year” means each fiscal year of the Company (currently each calendar year), commencing with the fiscal year ending December 31, 2009.

“Indenture” means the Indenture of Trust, dated as of August 1, 2009 between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Issuer” means the Louisiana Local Government Environmental Facilities and Community Development Authority.

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“Loan Agreement” means the Loan Agreement relating to the Bonds made and entered into as of August 1, 2009, between the Company and the Issuer.

“MSRB” means the Municipal Securities Rulemaking Board.

“Notice Addresses”:

If to the Agent:	The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, Texas 77002
Fax: 713-483-7037
Attention: Corporate Trust Department

If to the Company:	Westlake Chemical Corporation
2801 Post Oak Blvd., Suite 600 Houston, Texas 77056
Fax: 713-629-6239
Attention: Chief Financial Officer

“Original Purchaser” means initially J.P. Morgan Securities Inc., on behalf of itself and the other underwriters identified in the Bond Purchase Agreement dated August 12, 2009 between the Original Purchaser and the Issuer.

“Rule” means Rule 15c2-12 promulgated by the SEC pursuant to the Securities Exchange Act of 1934.

“SEC” means the United States Securities and Exchange Commission.

“Specified Events” means the occurrence of any of the following events with respect to the Bonds: (i) principal and interest payment delinquencies; (ii) nonpayment related defaults; (iii) unscheduled draws on debt service reserves reflecting financial difficulties; (iv) unscheduled draws on credit enhancements reflecting financial difficulties; (v) substitution of credit or liquidity providers, or their failure to perform; (vi) adverse tax opinions or events affecting the tax-exempt status of the Bonds; (vii) modifications to rights of Bondholders or beneficial owners; (viii) Bond calls; (ix) defeasances; (x) release, substitution, or sale of property securing repayment of the Bonds; and (xi) rating changes.

The terms “obligated person” and “primary offering” have the respective meanings assigned in paragraph (f) of the Rule.

The captions and headings in this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Sections, subsections, paragraphs, subparagraphs or clauses hereof. Reference to a Section means a section of this Agreement and to an Exhibit means an exhibit to this Agreement, unless otherwise indicated.

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Section 2. Provision of Annual Information; Audited Financial Statements.

(a) For each Fiscal Year, the Company hereby agrees to provide or cause to be provided the Annual Information to the MSRB through EMMA, and to the Agent, not later than the Filing Date for that Fiscal Year. The audited annual financial statements of the Company to be provided as part of the Annual Information will be prepared in accordance with the Accounting Principles.

(b) The Company also agrees to provide or cause to be provided to the MSRB, through EMMA, and to the Agent unaudited quarterly financial statements (to the extent that such quarterly financial statements are otherwise available) not later than the 60th day following the end of the fiscal quarter of the Company (other than the last quarter of any Fiscal Year).

(c) If the Annual Information will be provided by cross-reference to documents filed by the Company with the SEC, including, but not limited to, the Annual Report on Form 10-K, then the Company hereby agrees to provide or cause to be provided to the MSRB, through EMMA, and to the Agent, not later than the Filing Date for each Fiscal Year, either:

(i)	a copy of such documents filed with the SEC, or

(ii)	a notice of any filings made with the SEC that include the Annual Information for the preceding Fiscal Year.

(d) If the Agent has not received the Annual Information for a Fiscal Year, or the notice of filing of such information with the SEC, by its close of business on the fifth Business Day preceding the Filing Date for that Fiscal Year, then the Agent shall provide a notice to the Authorized Disclosure Representative, not later than its close of business on the next Business Day, substantially in the form of Exhibit A, by facsimile transmission (or other means that are similarly prompt) and by certified or registered mail, postage prepaid, return receipt requested or overnight delivery. If the Agent has not received the Annual Information, or the notice of filing of such information with the SEC, by its close of business on the Filing Date, the Agent shall provide a notice to the Authorized Disclosure Representative, not later than its close of business on the next Business Day, substantially in the form of Exhibit B, by facsimile transmission (or other means that are similarly prompt). If the Annual Information has been submitted in accordance with Section 2 of this Agreement, then the Authorized Disclosure Representative shall provide written evidence of such submission of the Annual Information, including a certificate of the Authorized Disclosure Representative as to the relevant facts. If such submission has not been made, the Authorized Disclosure Representative may provide a written statement regarding the reasons for any failure to comply with this Section 2. The Agent shall be entitled to rely conclusively upon any written evidence provided by the Authorized Disclosure Representative regarding the submission of that information to the MSRB or to the SEC. If, in any instance, the required information was not timely filed or the Authorized Disclosure Representative fails to provide evidence, by 3:00 p.m., New York, New York time, on the second Business Day following the Filing Date, of its timely filing with the MSRB through EMMA or to the SEC, then the Agent shall send or cause to be sent promptly after its receipt or lack thereof, as the case may be, of any such evidence or statement regarding the reasons for the failure to comply with this Section 2 from the Authorized Disclosure Representative, but in any event not later than its close of business on the third Business Day following the Filing Date, a notice substantially in the form of Exhibit C, modified to reflect the pertinent facts, to the MSRB through EMMA.

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(e) The Company acknowledges that it, and not the Agent, is solely responsible for the accuracy, completeness, and timeliness of the Annual Information and the notices required by Section 3 below. The Annual Information shall be accompanied by a written certificate from the Company that the information provided to the Agent pursuant to this Section 2 (i) constitutes the Annual Information that it purports to be and (ii) complies with this Agreement and the Rule, and the Agent shall be entitled to rely conclusively on such certificate.

(f) Unless otherwise required by law and subject to technical and economic feasibility, the Company and the Agent shall employ such methods of information transmission in complying with this Section 2 and with Section 3 below as shall be requested or recommended by the designated recipients of the Annual Information or of notices of Specified Events (as applicable).

Section 3. Notice of Specified Events and Filing Failures. The Company hereby agrees to provide or cause to be provided to the MSRB, through EMMA, and to the Agent, in a timely manner, (i) notice of the occurrence of any Specified Event if that Event is material and (ii) notice of its failure to provide or cause to be provided the Annual Information with respect to itself on or prior to the Filing Date.

Section 4. Obligated Persons; Agents.

(a) The Company represents that it is the only obligated person with respect to the Bonds. The Company does not expect, as of the date hereof, that any other person will hereafter become an obligated person with respect to the Bonds, although such may occur in accordance with the Loan Agreement, in which case the Company may not assign any of its obligations hereunder except in accordance with Section 10 of this Agreement.

(b) The Company or the Agent may, from time to time, appoint or engage an agent to act on its behalf in performing its respective obligations under this Agreement and may discharge any such agent, with or without appointing a successor; provided, that the Company and the Agent shall not be relieved in any respect by appointment of an agent from primary liability for the performance of its respective obligations under this Agreement.

Section 5. Remedy for Breach. The Company agrees that the undertaking set forth in this Agreement pursuant to the Rule is intended to be for the benefit of the beneficial owners from time to time of the Bonds, and the exclusive remedy for its breach shall be a right to obtain its specific performance. The Agent may, and at the written direction of Bondholders holding not less than 25% in aggregate principal amount of the Bonds then outstanding shall, institute and maintain proceedings to enforce any obligation of the Company under this Agreement; provided that the Agent shall be entitled to be indemnified as provided in Section 6 herein before taking any such action. In addition, in the absence of any pertinent filing when a filing is due, any individual Bondholder or beneficial owner may institute and maintain proceedings to enforce the Company’s obligation to provide or cause to be provided a pertinent filing; provided, that an individual holder or beneficial owner shall not be entitled to institute or maintain proceedings to challenge the sufficiency of any pertinent filing that is made. Any failure of the Company to comply with the provisions of this Agreement shall not be a default or an Event of Default with respect to the Bonds under the Loan Agreement or the Indenture.

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Section 6. Performance by the Agent; Compensation.

(a) Solely for the purpose of (i) defining the rights, protections, immunities and indemnities applicable to the Agent in the performance of its obligations under this Agreement, (ii) the manner of execution by the Agent of those obligations and (iii) defining the manner in which, and the conditions under which, the Agent may be required to take any action at the direction of Bondholders, including the condition that indemnification be provided, Article X of the Indenture is hereby made applicable to this Agreement as if this Agreement were contained in the Indenture, provided that the provisions of the Indenture incorporated herein shall apply to the Agent in place of the Trustee under the Indenture; provided further that the Agent shall have only such duties under this Agreement as are specifically set forth in this Agreement, and the Company agrees to indemnify, defend and hold harmless the Agent, its officers, directors, employees and agents, from and against any loss, cost, expense, liability, damage or claim that it may incur arising out of or in the exercise of its rights and/or performance of its obligations under this Agreement, including, without limitation, any reasonable costs and expenses (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons regularly in its employ but excluding general overhead costs) of defending any claim of liability, but excluding liabilities due to the gross negligence or willful misconduct of the Agent.

(b) The Company agrees (i) to pay to the Agent from time to time reasonable compensation for services provided by the Agent under this Agreement as agreed upon in writing by the Agent and the Company and (ii) to pay or reimburse the Agent upon request for all reasonable expenses, disbursements and advances incurred or made in accordance with this Agreement (including, without limitation, the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons regularly in its employ but excluding general overhead costs), except to the extent that any such expense, disbursement or advance is due to the gross negligence or willful default of the Agent.

(c) The obligations of the Company under this Section shall survive resignation or removal of the Agent, the termination of this Agreement and the termination of other provisions of this Agreement pursuant to Section 8 hereof.

(d) The Agent shall not have any obligation under this Agreement to investigate or determine whether any filing was made or whether any filing made by the Company pursuant to this Agreement for which it has received notice complies with federal or state securities laws or rules.

(e) The Company hereby appoints the Agent to assist the Company in carrying out its obligations under this Agreement. The Agent shall not be responsible in any manner for the content, validity or sufficiency of any notice, report or information prepared by or on behalf of the Company pursuant to this Agreement.

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(f) The Agent accepts and agrees to perform the duties imposed upon it by this Agreement, but only upon the terms and conditions set forth herein. The Agent shall have only such duties in its capacity as such are specifically set forth in this Agreement.

(g) The Agent shall be under no obligation to institute any suit, or to take any proceeding under this Agreement, or to enter any appearance or in any way defend in any suit in which it may be made a defendant, or to take any steps in the execution of the duties hereby created or in the enforcement of any rights and powers hereunder, unless and until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and expenses and other reasonable disbursements, and against all liability; the Agent may, nevertheless, begin a suit, or appear in and defend a suit, or do anything else that is, in its judgment, proper to be done by it as Agent, without indemnity, and in such case the Company shall reimburse the Agent upon demand for all reasonable costs and expenses, outlays and counsel fees and other reasonable disbursements properly incurred and against all liabilities in connection therewith.

(h) In case at any time it shall be necessary or desirable for the Agent to make any investigation with respect to any fact which is preparatory to taking or not taking any action or doing or not doing anything as Agent, and in any case in which this Agreement provides for permitting or taking any action, the Agent may rely upon any certificate required or permitted to be filed with it under the provisions of the Agreement, and any such certificate shall be evidence of such fact to protect the Agent in any action that it may or may not do, in good faith, by reason of the supposed existence of such fact. Except as otherwise provided in this Agreement, any request, notice, or other instrument from the Company to the Agent shall be deemed to have been signed by the proper party or parties if signed by the Authorized Disclosure Representative, and the Agent may accept a certificate, if signed by an individual who represents to the Agent in writing that he or she is an authorized officer of the Company, as to any action taken by the Company.

(i) The Agent shall be protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, in good faith, reasonably believed by it to be in accordance with the terms of this Agreement, or upon any resolution, order, notice, request, consent, waiver, certificate, statement, affidavit, requisition, bond, or other paper or document which it shall in good faith believe to be genuine and to have been adopted or signed by the proper board or person or to have been prepared and furnished pursuant to any of the provisions of the Agreement, or upon the written opinion of any attorney or accountant, and the Agent shall be under no duty to make any investigation or inquiry as to statements contained or matters referred to in any such instrument or opinion, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements. The Agent may execute any of the powers hereof and perform the duties required of it hereunder by or through attorneys, agents, receivers or employees, and shall be entitled to advice of counsel concerning all matters of law and its duties hereunder, and the Agent shall not be answerable for any act or omission of any such attorney, agent, or employee selected by it with reasonable care. The Agent shall not be answerable for the exercise of any discretion or power under this Agreement or for anything whatsoever in connection with the performance of its duties hereunder, except only for its own willful misconduct or gross negligence. For the purposes of this Agreement, matters shall not be deemed to be known to the Agent unless they are known by a responsible officer of the Agent.

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(j) The Agent may resign and thereby become discharged from the duties as such under this Agreement by notice in writing mailed postage prepaid to the Company, such resignation to become effective on the tenth (10th) Business Day following the Company’s receipt of notice thereof (or at such different date and time as stated in such notice). Any such resignation shall take effect immediately upon the appointment of a new Agent hereunder if such new Agent shall be appointed and accept the duties of Agent hereunder before the time stated in such notice (if any).

Section 7. Amendment. This Agreement may not be amended except by written instrument duly executed by the Company and the Agent. The Agent and the Company shall amend this Agreement as may be necessary or appropriate (a) in connection with additional Drawings of the Bonds to comply with the requirements of the Rule as then in effect and (b) from time to time to achieve compliance with the Rule, as it may be amended or modified, and any other applicable federal securities law or rule. The Agent and the Company may amend this Agreement to cure any ambiguity, inconsistency or formal defect or omission, and, if a change in circumstances arises from a change in legal requirements, change in law, or change in the identity, nature, or status of the Company or type of business conducted by the Company, to address any such change in circumstances. Any such amendment shall not be effective unless and until the Company and the Agent shall have received a written opinion of bond counsel or other independent special counsel that is expert in federal securities laws that (i) this Agreement (as so amended) complies with the requirements of the Rule on the date thereof, after taking into account any amendments to or interpretations of the Rule, as well as any change in circumstances and (ii) such amendment is permitted under this Agreement. The Agent may enter into any such amendment to this Agreement which, in the opinion of bond counsel or other independent special counsel, would not materially impair the interests of Bondholders without the requirement of obtaining approval from the Bondholders, and the Agent shall enter into any such amendment to this Agreement for which it has received the written approval of a majority of the Bondholders obtained in the manner set forth in the Indenture for amendments to the Indenture; provided, however, that the Agent shall not be obligated to enter into any such amendment that affects the Agent’s own rights, duties or immunities under this Agreement or otherwise. Annual Information containing any materially amended operating data or financial information shall explain, in narrative form, the reasons for any such amendment and the impact of the change on the type of operating data or financial information being provided, but such amended operating data or financial information shall not be viewed as an amendment to this Agreement.

Section 8. Term. The obligations of the Company under this Agreement shall remain in effect only for such period that (i) the Bonds are outstanding in accordance with their terms and (ii) the Company remains an obligated person with respect to the Bonds (within the meaning of the Rule), subject to the survival of certain provisions to the extent expressly provided in Section 6 hereto. The obligation of the Company to provide the Annual Information pursuant to Section 2 hereto and notices of Specified Events pursuant to Section 3 hereto shall terminate, if and when the Company no longer remains an obligated person with respect to the Bonds, provided that the Authorized Disclosure Representative shall provide notice of such termination to the MSRB and the Agent.

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Section 9. Notices.

(a) Except as otherwise expressly provided in this Agreement, it shall be sufficient service or giving of any notice if that notice is in writing and either mailed by first class mail, postage prepaid, addressed to the relevant party at its Notice Address, or transmitted by facsimile transmission addressed to the relevant party at its number for receipt of facsimile transmissions set forth in its Notice Address. The Company and the Agent may designate from time to time, by notice given hereunder, any further or different addresses (including facsimile transmission numbers) to which any subsequent notice shall be sent. Notice shall only be deemed effective upon actual receipt thereof.

(b) In respect of this Agreement, the Agent shall not have any duty or obligation to verify or confirm that the person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Agent shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Agent, including without limitation the risk of the Agent acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 10. Assignment. The Company may assign its obligations under this Agreement only in connection with the assignment of its obligations under and in accordance with the provisions of any contractual commitment or other arrangement to support payment of all or any part of the Bonds, including without limitation the Loan Agreement; provided, that the Company shall not assign its obligations under this Agreement so long as it remains an obligated person with respect to the Bonds, except to the assignee of its obligations under any such contractual commitment or other arrangement to support payment of the Bonds. The Company may assign its obligations under any such contractual commitment or other arrangement, without remaining primarily liable for the performance of those obligations, only if the assignee of the Company assumes its obligations under this Agreement. Any assignment by the Company of its obligations under this Agreement shall not be effective unless and until the assignee of the Company (i) shall have expressly assumed in writing, for the benefit of the Bondholders and beneficial owners from time to time of the Bonds, by an instrument in form and substance satisfactory to the Company, the obligations of the Company under this Agreement or (ii) enters into a new agreement for purposes of the Rule that is substantially similar to the undertaking of the Company under this Agreement.

Section 11. Beneficiaries. This Agreement shall inure solely to the benefit of the Issuer, the Company, the Agent and the Bondholders and beneficial owners from time to time of the Bonds, and any official, employee or agent thereof acting for and on their respective behalf, and shall not create any rights in any other person or entity.

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Section 12. Severability. In case any section or provision of this Agreement, or any covenant, stipulation, obligation, agreement, act or action, or part thereof made, assumed, entered into, or taken thereunder or any application thereof, is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect the remainder thereof or any other section or provision thereof or any other covenant, stipulation, obligation, agreement, act or action, or part thereof made, assumed, entered into, or taken thereunder (except to the extent that such remainder or section or provision or other covenant, stipulation, obligation, agreement, act or action, or part thereof is wholly dependent for its operation on the provision determined to be invalid), which shall be construed and enforced as if such illegal or invalid portion were not contained therein, nor shall such illegality or invalidity of any application thereof affect any legal and valid application thereof, and each such section, provision, covenant, stipulation, obligation, agreement, act or action, or part thereof shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

Section 13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 14. Governing Law. This Agreement shall be deemed to be an agreement made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of the State of Texas and the Rule.

(balance of page intentionally left blank)

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IN WITNESS WHEREOF, the Company and the Agent have caused this Agreement to be duly executed in their respective names, all as of the date set forth above.

WESTLAKE CHEMICAL CORPORATION

By:
Name:	Albert Chao
Title:	President & Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Dissemination Agent

By:
Name:	Charles W. Spivey
Title:	Assistant Treasurer

(Signature Page to Continuing Disclosure Agreement)

EXHIBIT A

$100,000,000

Louisiana Local Government Environmental Facilities and

Community Development Authority

Revenue Bonds

(Westlake Chemical Corporation Projects)

Series 2009A

NOTICE OF FAILURE TO FILE

ANNUAL INFORMATION

TO:	[Authorized Disclosure Representative]

The undersigned, as the Dissemination Agent under the Continuing Disclosure Agreement dated as of August 1, 2009 (the “Agreement”) between the undersigned and Westlake Chemical Corporation, hereby notifies you (with each capitalized term used but not defined herein having the meaning assigned to it in the Agreement), that, as of the date of this notice, you have not provided or caused to be provided to the undersigned (i) the Annual Information required by the Agreement to be so provided or (ii) a notice confirming that such Annual Information has been filed with the SEC.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Dissemination Agent

By:
Title:
Dated:

A-1

EXHIBIT B

$100,000,000

Louisiana Local Government Environmental Facilities and

Community Development Authority

Revenue Bonds

(Westlake Chemical Corporation Projects)

Series 2009A

SECOND NOTICE OF FAILURE TO FILE

ANNUAL INFORMATION

TO:	[Authorized Disclosure Representative]

The undersigned, as Dissemination Agent under the Continuing Disclosure Agreement dated as of August 1, 2009 (the “Agreement”) between the undersigned and Westlake Chemical Corporation, hereby notifies you (with each capitalized term used but not defined herein having the meaning assigned to it in the Agreement), that, as of the date of this notice, you have not provided or caused to be provided to the undersigned (i) the Annual Information required under the Agreement to be so provided or (ii) a notice confirming that such Annual Information has been filed with the SEC.

Please provide the required Annual Information to the undersigned, together with written evidence as to whether that information, or a notice of the filing of such information with the SEC, has been provided to the MSRB through EMMA and, if so, when it was provided. If, in any instance, the Annual Information or such notice was not timely provided to the MSRB in accordance with the Agreement, you may submit a written statement regarding the reasons for any failure to comply that would be provided to the MSRB with the notice that the undersigned must give of that failure to comply under subsection 2(d) of the Agreement. Any such written evidence or statement must be received by the undersigned not later than 3:00 p.m., New York, New York time, on                     . If the undersigned has not received written evidence by that time that a timely filing was made, a notice will be filed promptly thereafter with the MSRB through EMMA, substantially in the form attached as Exhibit C to the Agreement.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Dissemination Agent

By:
Title:
Dated:

B-1

EXHIBIT C

$100,000,000

Louisiana Local Government Environmental Facilities and

Community Development Authority

Revenue Bonds

(Westlake Chemical Corporation Projects)

Series 2009A

NOTICE OF FAILURE TO [TIMELY] FILE

ANNUAL INFORMATION

TO:	EMMA

The undersigned, as Dissemination Agent under the Continuing Disclosure Agreement dated as of August 1, 2009 (the “Agreement”) between the undersigned and Westlake Chemical Corporation (the “Company”), hereby notifies you (with each capitalized term used but not defined herein having the meaning assigned to it in the Agreement), that:

[1. The Company, as of the date of this notice, has not provided or caused to be provided to the Dissemination Agent the Annual Information for its Fiscal Year that ended             , 20    , and has not provided any written evidence to the Dissemination Agent concerning the timeliness of its filing of that Annual Information with the MSRB or notice of such filing with the SEC. That Annual Information or notice of such filing with the SEC was required under the Agreement to be provided to the Dissemination Agent and the MSRB not later than             , 20    .]

or

[1. The Company provided or caused to be provided the Annual Information or notice of such filing with the SEC that was required to be provided to the MSRB not later than             , 20    to [            ] on             , 20    .]

[2. The Company has provided the attached statement concerning the reasons for the failure to provide or cause to be provided the Annual Information in accordance with the Agreement. The Dissemination Agent does not assume any responsibility for the accuracy or completeness of that statement and has not and will not undertake any investigation to determine its accuracy or completeness.]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Dissemination Agent

By:
Title:
Dated:

cc: [Authorized Disclosure Representative]

C-1

EXHIBIT D

$100,000,000

Louisiana Local Government Environmental Facilities and

Community Development Authority

Revenue Bonds

(Westlake Chemical Corporation Projects)

Series 2009A

DESIGNATION OF AUTHORIZED

DISCLOSURE REPRESENTATIVE

To:	The Bank of New York Mellon Trust Company, N.A., as Dissemination Agent

The undersigned hereby designates, pursuant to the Continuing Disclosure Agreement between Westlake Chemical Corporation and The Bank of New York Mellon Trust Company, N.A., as Dissemination Agent, dated as of August 1, 2009, the individuals listed below as Authorized Disclosure Representative and Alternates, respectively, and certifies that the signatures opposite the name of each individual is the true signature of that individual.

Authorized Disclosure Representative	Title	Signature

M. Steven Bender	Senior Vice President, Chief Financial Officer and Treasurer

Alternate

Stephen Wallace	Vice President, General Counsel and Secretary
Alternate

WESTLAKE CHEMICAL CORPORATION

By:
Name:	Albert Chao
Title:	President & Chief Executive Officer

Date: August 13, 2009

D-1